                                                                    EXHIBIT 10.2




                     AMENDED AND RESTATED CREDIT AGREEMENT


          This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 7, 1997, among HOLLYWOOD THEATER HOLDINGS, INC., a Delaware corporation (the "Parent"), HOLLYWOOD THEATERS, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks.

          WHEREAS, the Parent, the Company, Administrative Agent and Bank of America Illinois ("Original Bank") are parties to that Credit Agreement dated as of November 1, 1996 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement") pursuant to which Original Bank made the Existing Term Loans and the Existing Revolving Loans to the Company and such Existing Term Loans and Existing Revolving Loans remain outstanding; and

          WHEREAS, BofA is the successor by merger to the Original Bank; and

          WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement to (a) effect and permit the Recapitalization and (b) otherwise amend and restate the Existing Credit Agreement in its entirety as more fully set forth herein; and

          WHEREAS, as part of the Recapitalization, the Existing Term Loans and the Existing Revolving Loans shall be converted to Revolving Loans as provided herein and the Banks shall make available to the Company a revolving credit facility in an initial amount not to exceed $50,000,000 in the aggregate, which amount may be increased at the option of any Bank to an amount not to exceed $75,000,000 in the aggregate pursuant to Section 2.16 hereof, all as provided herein; and

          WHEREAS, as part of the Recapitalization, the Issuing Bank shall, upon request of the Company from time to time, issue Letters of Credit in an aggregate amount outstanding from time to time not to exceed $3,000,000, all as provided more particularly herein; and

          WHEREAS, as part of the Recapitalization, the Banks shall purchase and assume, as of the Effective Date, all of the Banks' rights and obligations under the Existing Credit Agreement as amended and restated herein and, after giving effect to such purchase as of the Effective Date, the Commitment of and the amount of Loans owing to each of the Banks will be as set forth on Schedule 2.1; and

          WHEREAS, on or before the Effective Date, the Company shall consummate the Recapitalization;



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
          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

1.1  Certain Defined Terms.  The following terms have the following meanings:

          "Acceleration":  as defined in subsection 8.2(b).

          "Acquisition": any transaction or series of related transactions by a Hollywood Entity for the purpose of or resulting, directly or indirectly, in
(a) the acquisition of one or more Theaters, (b) the acquisition of all or a material portion of the assets of a Person, or of any business or division of a Person, (c) the acquisition of greater than 50% of the Capital Stock of any Person, (d) a merger or consolidation or any other combination with another Person (other than the Parent, the Company or a Subsidiary) provided that the Parent, the Company or a Hollywood Entity, as applicable, is the surviving entity or (e) a Land Acquisition.

          "Acquisition Costs": with respect to any Acquisition, the sum, as calculated at the time of such Acquisition (without duplication), of (a) the net purchase price of such Acquisition after accounting for customary closing adjustments, (b) the outstanding amount of any Indebtedness assumed by any Hollywood Entity in connection with such Acquisition, (c) the outstanding amount of any Indebtedness secured by Liens encumbering the property acquired pursuant to such Acquisition and (d) the outstanding amount of any other Indebtedness incurred by any Hollywood Entity in connection with such Acquisition.

          "Adjustment Date": the second Business Day following receipt by the Administrative Agent of a Compliance Certificate in respect of the then most recently ended fiscal quarter pursuant to subsection 6.3(b).

          "Administrative Agent": BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.9.

          "Administrative Agent-Related Persons": BofA and any successor agent arising under Section 9.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Administrative Agent's Payment Office": the address for payments set forth on Schedule 11.2 or such other address as the Administrative Agent may from time to time specify.





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
          "Affected Bank":  as defined in Section 3.7.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Aggregate Specified Swap Amount": at any time, the sum of all Specified Swap Amounts then owing to all Swap Providers.

          "Agreement": this Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

          "Applicable Margin": for the periods (a) commencing on the Effective Date and ending on the day immediately preceding the first Adjustment Date and
(b) commencing on the first Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum for the relevant type of Loan set forth below opposite the Consolidated Total Leverage Ratio determined in accordance with this Agreement as at the end of the fiscal quarter most recently ended prior to the first day of such period:

                                         Eurodollar     Base Rate
     Period                              Rate Loans       Loans
     ------                              ----------       -----
Consolidated Total Leverage
Ratio is equal to or greater
than 5.0 to 1.0                          2.500%           1.500%

Consolidated Total Leverage
Ratio is equal to or greater
than 4.5 to 1.0 but less
than 5.0 to 1.0                          2.250%           1.250%

Consolidated Total Leverage
Ratio is equal to or greater
than 4.0 to 1.0 but less
than 4.5 to 1.0                          1.750%           0.750%

Consolidated Total Leverage
Ratio is equal to or greater
than 3.5 to 1.0 but less
than 4.0 to 1.0                          1.375%           0.375%

Consolidated Total Leverage
Ratio is less than 3.5 to 1.0            1.000%           0.00%





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


The Applicable Margin in effect from the Effective Date until the first Adjustment Date shall be determined on the basis of the Consolidated Total Leverage Ratio set forth in the Compliance Certificate delivered on the Effective Date. In the event that the Company fails to deliver a Compliance Certificate for any fiscal quarter when due, then, commencing on the date on which such Compliance Certificate is due and ending on the date the Company so delivers such Compliance Certificate, the Applicable Margin shall be an amount equal to the sum of (i) the Applicable Margin in effect hereunder on the date immediately preceding the subject Adjustment Date (the "Prior Applicable Margin") and (ii) the amount set forth below:

          (A) in the event that the Prior Applicable Margin was equal to or less than 2.00% in the case of Eurodollar Rate Loans, or 1.00% in the case of Base Rate Loans, .50%; and

          (B) in the event that the Prior Applicable Margin was greater than 2.00% in the case of Eurodollar Rate Loans, or 1.00% in the case of Base Rate Loans, .25%.

          "Arranger":  BancAmerica Securities, Inc., a Delaware corporation.

          "Assignee":  as defined in Section 11.8.

          "Assignment and Acceptance":  an agreement in the form of Exhibit E.

          "Attorney Costs": includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

          "Bank": the institutions specified in the introductory clause hereto. Unless the context otherwise clearly requires, "Bank" includes any such institution in its capacity as a Swap Provider. Unless the context otherwise clearly requires, references to any such institution as a "Bank" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers.

          "Bankruptcy Code": the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

          "Base Rate": for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate in effect on such day; and (b) the rate of interest in effect on such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing





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
some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan":  a Loan that bears interest based on the Base Rate.

          "Beacon": The Beacon Group III - Focus Value Fund, L.P., a Delaware limited partnership.

          "BofA": Bank of America National Trust and Savings Association, a national banking association.

          "Borrowing": a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing Date": any date on which a Borrowing occurs under Section 2.3.

          "Business Day": any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco or Dallas, Texas are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Adequacy Regulation": any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any commercial bank or of any corporation controlling a commercial bank.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. Notwithstanding the foregoing, there shall be excluded from Capital Expenditures the proceeds arising out of any Event of Loss and expenditures incurred in connection with Acquisitions and Construction Projects.

          "Capital Expenditures Cap":  as defined in Section 7.16.

          "Capital Stock": (a) in the case of a corporation, any equity security issued by that corporation; and (b) in the case of any other entity, any share, membership, partnership or other percentage interest, unit of participation or other equivalent (however designated) of a corporate equity security; and (c) any and all warrants, rights or options to purchase any of the foregoing.





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
          "Capitalized Lease": any lease the obligations under which have been, or in accordance with GAAP are required to be, recorded on the books of the Parent, the Company or any Subsidiary as a capital lease liability.

          "Cash Collateralize": to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Banks, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning.

          "CERCLA":  as defined in the definition of "Environmental Laws."

          "Code": the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Collateral": all property and interests in property and proceeds thereof now owned or hereafter acquired by the Parent, the Company or any Subsidiary in or upon which a Lien now or hereafter exists in favor of the Banks, or the Administrative Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Person and delivered to the Administrative Agent or the Banks.

          "Collateral Documents": collectively, (a) the Security Agreement, the Mortgages, the Pledge Agreement, the Subsidiaries Guaranty and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guaranties and other similar agreements between the Parent, the Company or any Subsidiary and the Banks, or the Administrative Agent for the benefit of the Banks, now or hereafter delivered to the Banks or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Parent, the Company or any Subsidiary as debtor in favor of the Banks, or the Administrative Agent for the benefit of the Banks, as secured party, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Commitment":  as to each Bank, its Revolving Loan Commitment.





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
          "Compliance Certificate": a certificate duly executed by a Responsible Officer of the Parent and the Company, substantially in the form of Exhibit C (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Parent and the Company), and including therein, among other things, calculations supporting compliance with Article VII.

          "Consolidated Cash Interest": for any period with respect to the Parent, the Company and the Subsidiaries, without duplication of amounts, the amounts classified as interest expense in determining Consolidated Net Income, other than such interest expense that is not payable in cash during such period (e.g., interest or dividends on securities paid in additional securities, imputed interest and amortization of original issue discount). Notwithstanding the foregoing, Consolidated Cash Interest for any period ending prior to the first anniversary of the Effective Date shall be determined by multiplying (a) Consolidated Cash Interest for the period beginning on the Effective Date and ending on the last day of the applicable period, by (b) the quotient of (i) 365, divided by (ii) the number of days in the applicable period.

          "Consolidated Current Assets": at a particular date, all amounts which would, in conformity with GAAP, be classified as "current assets" on a consolidated balance sheet of the Parent and its Subsidiaries at such date.

          "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be classified as "current liabilities" on a consolidated balance sheet of the Parent and its Subsidiaries at such date.

          "Consolidated Fixed Charge Coverage Ratio": as of the end of any fiscal quarter, the ratio of (a) the sum of Consolidated Operating Cash Flow plus aggregate rental expense for the Hollywood Entities for the prior twelve month period ending on such date to (b) Consolidated Fixed Charges for the prior twelve month period ending on such date.

          "Consolidated Fixed Charges": for any period with respect to the Parent, the Company and the Subsidiaries, the sum of the aggregate amount (without duplication) of (a) rental expense (including rental payments under real property operating leases) of such Persons during such period, (b) Consolidated Cash Interest for such period, (c) Capital Expenditures of such Persons during such period, (d) required principal repayments of all Indebtedness of such Persons during such period (excluding the repayment of the outstanding Loans on the Maturity Date), (e) Permitted Restricted Payments made by such Person in respect of its Capital Stock during such period pursuant to subsection 7.12(a)(iii), and (f) income tax expenses for the Hollywood Entities. Notwithstanding the foregoing, Consolidated Fixed Charges for any period ending prior to the first anniversary of the Effective Date shall be determined by multiplying (a) Consolidated Fixed Charges for the period beginning on the Effective Date and ending on the last day of the applicable period, by (b) the quotient of (i) 365, divided by (ii) the number of days in the applicable period.





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
          "Consolidated Interest Coverage Ratio": as of the end of any fiscal quarter, the ratio of: (a) Consolidated Operating Cash Flow for the prior twelve month period ending on such date to (b) Consolidated Cash Interest for the prior twelve month period ending on such date.

          "Consolidated Net Income": for any period with respect to the Parent, the Company and the Subsidiaries, the net income (or loss) of such Persons for that period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Operating Cash Flow": for any period, with respect to the Parent, the Company and the Subsidiaries, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other noncash charges (excluding inventory writedowns), and minus, without duplication and to the extent included in determining Consolidated Net Income for such period, the sum of (a) non-cash interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income, all as determined on a consolidated basis.

          Notwithstanding the foregoing, Consolidated Operating Cash Flow shall be adjusted as set forth below to account for (a) Theaters which are newly constructed by a Hollywood Entity, (b) Theaters which are substantially renovated by a Hollywood Entity and/or (c) Theaters which were newly constructed prior to acquisition by a Hollywood Entity and, in each such case, have been open and operating for less than one year:

             (i) with respect to the recently constructed Theaters in Beaumont, Texas, Tyler, Texas and Lawrence, Kansas, (A) Consolidated Operating Cash Flow for the Effective Date shall be determined by adding $2,987,000 to Consolidated Operating Cash Flow as otherwise applicable for such date and (B) Consolidated Operating Cash Flow for the Test Period ending September 30, 1997 shall be determined by adding $2,390,000 to Consolidated Operating Cash Flow as otherwise applicable to such Test Period; and

             (ii) with respect to (A) any new Theater constructed by any Hollywood Entity from and after the Effective Date, (B) any existing Theater substantially renovated by any Hollywood Entity from and after the Effective Date (such that none of the screens in such Theater were in operation during such renovation) and/or (C) any Theater acquired from and after the Effective Date which had been newly constructed by a third party prior to the acquisition of such Theater by a Hollywood Entity and not operated by such third party, Consolidated Operating Cash





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
Flow for any Test Period during which, in each such case, such Theater shall have been open and operating (in the case of Theaters referenced in clause (B), re-opened and operating) for at least six consecutive months but not more than twelve consecutive months (in the case of Theaters referenced in clause (C), such six month period shall include any period of operation by any predecessor owner(s) to a Hollywood Entity) shall be calculated by annualizing the actual applicable revenues and expenses for such New Theater as if such New Theater had been in operation for the full twelve months prior to such Test Period.
For the purposes of this clause (ii), whenever income and expenses in respect of Theaters of a type referenced in the foregoing clauses (A), (B) or (C) are to be annualized in connection with the determination of Consolidated Operating Cash Flow, such calculations shall be determined in good faith by the chief financial officer of the Company and shall be reasonably satisfactory in all respects to the Administrative Agent.

          "Consolidated Senior Leverage Ratio": as of the end of any fiscal quarter, the ratio of (a) Senior Debt on such day (after giving effect to all prepayments made on such day) to (b) Consolidated Operating Cash Flow for the prior twelve month period ending on such date.

          "Consolidated Total Debt": at any date, the sum (without duplication) of all Indebtedness of the Parent, the Company and the Subsidiaries outstanding on such date.

          "Consolidated Total Cash": at any date, the sum of all cash and cash equivalents of the Parent, the Company and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Leverage Ratio": as of the end of any fiscal quarter, the ratio of (a) the difference between (i) Consolidated Total Debt on such day minus (ii) (Consolidated Total Cash on such day less $1,000,000) (in each case, after giving effect to all prepayments made on such day) to (b) Consolidated Operating Cash Flow for the prior twelve month period ending on such date.

          "Consolidated Working Capital": the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Construction Advance Compliance Certificate": a certificate duly executed by a Responsible Officer of the Parent and the Company, substantially in the form of Exhibit N (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Parent and the Company), and including therein, among other things, calculations supporting compliance with
Article VII after taking into consideration the applicable Construction Advance(s).

          "Construction Advances": any Revolving Loan made hereunder the proceeds of which are to be used in whole or in part in connection with (a) costs and expenses related to any Land Acquisition and/or (b) the "hard" and "soft" costs of construction incurred or to be incurred by any Hollywood Entity in connection with a Construction Project (collectively, "Land Acquisition/Construction Costs").





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
          "Construction Project": any construction related to a Theater, including construction of a New Theater or the material renovation or modification (excluding normal maintenance) of any Theater or any screen addition at any Theater.

          "Contingent Obligation": as to any Person, without duplication, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value. Notwithstanding the foregoing, obligations in respect of indemnities and surety bonds, appeal bonds and similar instruments which (a) are granted or which arise in the ordinary course of business, including in connection with Acquisitions and Dispositions, Construction Projects, lease agreements and other Contractual Obligations and litigation, and (b) are not assurances with respect to Indebtedness of the types described in clauses (a) through (f) of the definition of Indebtedness shall not constitute "Contingent Obligations" for purposes of this Agreement.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date": any date on which, under Section 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Credit Extension": the collective reference to (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder, including the Existing BofA Letter of Credit.

          "Credit Obligations":  as defined in Section 7.17.

          "Crown":  Crown Theatre Corporation, a Missouri corporation.

          "Crown Agreement": that certain Asset and Stock Purchase Agreement dated as of August 26, 1996, by and between Richard M. Durwood, individually and as trustee pursuant to Trust Agreement dated May 7, 1980, Crown Cinema Corporation, Crown, and the Company and the Parent, as amended by letter agreement dated November 1, 1996.

          "Crown Assets": the stock of Crown acquired by the Parent and the assets acquired by the Company, in each case, pursuant to the Crown Agreement.

          "Default": any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Default Rate": the rate of interest applicable from time to time under subsection 2.9(c).

          "Delayed Construction Project":  as defined in Section 7.20.

          "Disposition": the sale, lease, conveyance or other disposition of assets by any Hollywood Entity to any Person (other than to a Hollywood Entity other than the Parent), including Sale and Leaseback Transactions, and the sale or transfer by any Hollywood Entity of any Capital Stock issued by any Subsidiary held by such transferor Person to any Person (other than to a Hollywood Entity).

          "Dollars", "dollars" and "$":  lawful money of the United States.

          "Effective Date": the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(e), waived by the Person entitled to receive such payment).

          "Eligible Assignee": (a) any bank, insurance company, mutual fund or other financial institution or (b)any other Person which is an "accredited investor" as defined in Regulation D of the Securities Act of 1933, as amended, excluding those Persons described in clauses (4), (5) and (6) of such definition.





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
          "Environmental Claims": all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility of the Parent, the Company or any Subsidiary for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Parent, the Company or any Subsidiary.

          "Environmental Laws": all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all Environmental Permits and all administrative orders and directed duties of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and natural resource preservation matters; including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

          "Environmental Permits":  as defined in Section 5.12.

          "ERISA": the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate": any trade or business (whether or not incorporated) under common control with the Parent or the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event": (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent or the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, on the Parent or the Company or any ERISA Affiliate.

          "Eurodollar Rate": for any day in any Interest Period, with respect to Eurodollar Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

                                    IBOR
                      ------------------------------------
Eurodollar Rate =     1.00 - Eurodollar Reserve Percentage


Where,

          "Eurodollar Reserve Percentages": for any day in any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day under regulations issued from time to time by the FRB for determining the maximum reserve requirement applicable to the Administrative Agent (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency liabilities" having a term equal to such Interest Period (as such term is currently defined in Regulation D of the FRB, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding); and

          "IBOR" means the rate of interest per annum determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of BofA's Eurodollar Rate Loan for such Interest Period offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

          The Eurodollar Rate shall be adjusted automatically as to all Eurodollar Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Eurodollar Rate Loan": a Loan that bears interest based on the Eurodollar Rate.

          "Eurodollar Reserve Percentage": as defined in the definition of "Eurodollar Rate".

          "Event of Default":  any of the events or circumstances specified in
Section 8.1.

          "Event of Loss": with respect to any fee or leasehold interest in real property of any Hollywood Entity or any other material property of any Hollywood Entity, any of the following: (a) any loss, destruction or damage of such property; (b) any sale, transfer, conveyance or other Disposition of such property in lieu of or in settlement of any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

          "Excess Cash Flow": for any twelve month period, the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such twelve month period, (ii) an amount equal to the amount of all non-cash charges deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital (other than cash) for such twelve month period and
(iv) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Parent, the Company and their Subsidiaries during such twelve month period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Parent, the Company and their Subsidiaries in cash during such twelve month period on account of Capital Expenditures and Construction Projects (excluding the principal amount of Indebtedness incurred in connection with such expenditures, but including amounts repaid during such period in respect of such Indebtedness), (iii) the aggregate amount of all payments and prepayments of Revolving Loans to the extent accompanying permanent reductions of the Revolving Commitments (other than pursuant to subsection 2.7(b), but not including any payments or prepayments made in respect of the Existing Term Loans and/or the Existing Revolving Loan), (iv) the aggregate amount of all regularly scheduled principal payments of Indebtedness of the Parent and the Company permitted hereunder and its Subsidiaries made during such twelve month period (other than under this Agreement), (v) increases in Consolidated Working Capital (other than cash) for such twelve month period, and (vi) an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Parent, the Company and their Subsidiaries during such twelve month period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

          "Excess Cash Flow Application Date":  as defined in subsection
2.7(b).

          "Exchange Act": the Securities Exchange Act of 1934, and regulations promulgated thereunder.

          "Excluded Taxes":  as defined in the definition of "Taxes".

          "Existing BofA Letter of Credit": the collective reference to the Letters of Credit issued by BofA prior to the Effective Date for the account of the Company and listed on Schedule 2.17 attached hereto.

          "Existing Credit Agreement": as defined in the recitals to this Agreement.

          "Existing Revolving Loans": the revolving loans made by the Banks parties to the Existing Credit Agreement pursuant to subsection 2.1(b) of the Existing Credit Agreement.

          "Existing Term Loans": the term loans made by the Banks parties to the Existing Credit Agreement pursuant to subsection 2.1(a) of the Existing Credit Agreement.

          "FDIC": the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate": for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Fee Letter":  as defined in subsection 2.10(a).

          "Fee Mortgaged Properties": all of the Fee Properties, as to which the Administrative Agent for the benefit of the Banks has been or shall be granted a Lien pursuant to the Fee Mortgages, and all real properties and the improvements thereon hereafter acquired in fee by any Hollywood Entity which are to be mortgaged to secure the obligations of the Obligations.

          "Fee Mortgages": each of the mortgages or deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Banks and encumbering any of the Fee Mortgaged Properties, substantially in the form of Exhibit G (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Fee Properties": the real properties listed on Schedule 5.9(a) and the improvements thereon.

          "FRB": the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Funded Debt": as defined in the definition of "Indebtedness".

          "Further Taxes":  as defined in subsection 3.1(b).

          "GAAP": generally accepted accounting principles and practices in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "GC Agreement": Purchase and Assignment Agreement dated as of July 25, 1997 by and between General Cinema Corp. of Oklahoma, Inc., as seller, and the Company, as purchaser, as amended by Amendment No. 1 to Purchase and Assignment Agreement dated as of July 31, 1997.

          "GC Assets": the assets to be acquired by the Company pursuant to the GC Agreement.

          "Governmental Authority": Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation": as defined in the definition of "Contingent Obligation."

          "Hazardous Materials": all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "Hollywood Entities": the collective reference to the Parent, the Company and all Subsidiaries from time to time; individually, each a "Hollywood Entity".

          "Honor Date":  as defined in subsection 2.17(c).

          "Indebtedness": as to any Person, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables arising in the ordinary course of business on customary terms and accrued expenses and deferred compensation and other pension, benefit and welfare expenses arising in the ordinary course of business); (c) all noncontingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by that Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all obligations as a lessee under synthetic or leveraged leases, (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property

(including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but only to the extent of the value of such property; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer and with respect to which the holder of such Indebtedness has recourse to such Person, but only to the extent of such recourse. "Funded Debt" shall mean the collective reference (without duplication) to the Indebtedness referred to in clauses (a) and (d) above.

          "Indemnified Environmental Liabilities":  as defined in Section 11.5.

          "Indemnified Liabilities":  as defined in Section 11.5.

          "Indemnified Person":  as defined in Section 11.5.

          "Independent Auditor":  as defined in subsection 6.1(a).

          "Ineligible Securities":  as defined in Section 7.8.

          "Information": written information, including, without limitation, certificates, reports, statements (excluding financial statements of the Parent, the Company and the Subsidiaries) and documents.

          "Insolvency Proceeding": with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Intercompany Indebtedness":  as defined in subsection 7.6(f).

          "Interest Payment Date": as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period": as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Eurodollar Rate Loan, and, except as provided in clause (e) below, ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day
in the calendar                 month at the end of such Interest Period) shall
end on the last Business Day of the calendar month at the end of such Interest Period;

          (c)  no Interest Period shall extend beyond the Maturity Date;

          (d) no Interest Period applicable to a Revolving Loan shall extend beyond any date upon which is due any scheduled principal payment in respect of the Revolving Loans except, unless the aggregate principal amount of Revolving Loans represented by Base Rate Loans or Eurodollar Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

          (e) until the earlier of (i) the date the Administrative Agent notifies the Company that the primary syndication of the Loans is completed and
(ii) 60 days after the Effective Date, and subject to the provisions of subsection 3.4(d) hereof, without prior consent of the Administrative Agent, no Interest Period shall exceed one month with respect to outstanding Revolving Loans.

          "Investment":  as defined in Section 7.5.

          "IRS": the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Issuance Date":  as defined in subsection 2.17(a).

          "Issue": with respect to any Letter of Credit, to incorporate the Existing BofA Letter of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank": BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 9.1(b) or Section 9.9.

          "Joint Venture": a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of the Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "Land Acquisition": any acquisition of a fee or leasehold interest (or a combination thereof) in real property which, at the time of such acquisition, is not used for operating a Theater.

          "Land Acquisition/Construction Costs": as defined in the definition of Construction Advances.

          "Lawrence Property": that certain parcel of real property owned by the Company and located at 3400 Iowa Street, Lawrence, Kansas.

          "L/C Advance": with respect to each Bank, such Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C Amendment Application": an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application": an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing": an extension of credit under subsection 2.17(c)(v) resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 2.17(c)(iii).

          "L/C Commitment": the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing BofA Letter of Credit) from time to time Issued or outstanding under Section 2.17, in an aggregate amount not to exceed on any date the amount equal to the lesser of (a) $3,000,000 and (b) the aggregate amount of the Commitments (as the same shall be reduced from time to time in accordance with the provisions of Sections 2.5 and 2.7); provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

          "L/C Obligations": at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-Related Documents": the collective reference to the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit (other than any underlying transactional document), including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Leasehold Mortgaged Properties": all of the Leasehold Properties, as to which the Administrative Agent for the benefit of the Banks has been or shall be granted a Lien pursuant to the Leasehold Mortgages, and all leasehold interests in real property and the improvements thereon hereafter acquired by any Hollywood Entity which are to be mortgaged to secure the Obligations.

          "Leasehold Mortgages": each of the leasehold mortgages or deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Banks and encumbering any of the Leasehold Mortgaged Properties, substantially in the form of Exhibit H (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Leasehold Properties": the leasehold interest of any Hollywood Entity now or hereafter acquired in each of the real properties listed on
Schedule 5.9(b) and the improvements thereon.

          "Lending Office": as to any Bank, the office or offices of such Bank specified as its "Lending Office" Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as the Bank may from time to time notify the Company and the Administrative Agent.

          "Letters of Credit": the Existing BofA Letter of Credit and any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Section 2.17.

          "Lien": any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "Lien Restriction":  as defined in Section 7.17.

          "Loan": an extension of credit by a Bank to the Company under Sections 2.1 through 2.16 which may be a Base Rate Loan or an Eurodollar Rate Loan (each, a "Type" of Loan), and includes any Revolving Loan.

          "Loan Documents": this Agreement, any Notes, the L/C Related Documents, the Collateral Documents, the Fee Letter, any documents evidencing Specified Swap Contracts, and all other documents delivered to the Administrative Agent or any Bank in connection with this Agreement evidencing or securing the Obligations, and all amendments, restatements, supplements, replacements, extensions or other modifications to any of the foregoing.

          "Loan Parties": the Parent, the Company and each of the Subsidiaries that is or becomes a party to a Loan Document.

          "Margin Stock": "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "Material Adverse Effect": (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Parent, the Company and the Subsidiaries taken as a whole; (b) a material impairment of the ability of the Parent, the Company or any Subsidiary to perform in any material respect under any Loan Document to which it is a party and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Parent, the Company or any Subsidiary of any Loan Document to which it is a party, or (ii) the perfection or priority of any Lien on material Collateral granted under any of the Collateral Documents.

          "Maturity Date":  August 7, 2002.

          "Maximum Lawful Rate": for any Bank, the maximum rate of interest which, at the time in question, would not cause the interest charged hereunder or any other Loan Document to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve or receive under applicable law, after taking into account, to the extent required by applicable law, any and all relevant payments, fees and charges under the Loan Documents.

          "Minimum Required Ownership": (a) with respect to Stephenson, the collective reference to all Capital Stock of the Parent owned by Stephenson on November 1, 1996, (b) with respect to Beacon for the period beginning on November 1, 1996 and ending on November 1, 1997, the collective reference to all Capital Stock of the Parent owned by Beacon on November 1, 1996, and (c) with respect to Beacon from and after November 1, 1997, beneficial ownership by Beacon of not less than 51% of the Capital Stock of the Parent; provided, however, that any sale, transfer or other disposition of Capital Stock of the Parent by Beacon permitted under the foregoing clause (c) shall not be so sold, transferred or disposed of for a purchase price of less than its par value; and provided, further, that each of the foregoing Minimum Required Ownerships shall not be applicable from and after the consummation of a public equity offering of the Capital Stock of the Parent.

          "Monetary Event of Default": any Event of Default occurring pursuant to subsection (a), (e) or (i) of Section 8.1.

          "Mortgage Amendments": the collective reference to the mortgage amendments referred to in subsection 4.1(g)(iii).

          "Mortgaged Property": the Fee Mortgaged Properties and the Leasehold Mortgaged Properties, collectively.

          "Mortgages": the Fee Mortgages and the Leasehold Mortgages, collectively.

          "Multiemployer Plan":  a "multiemployer plan", within the meaning of
Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Issuance Proceeds": as to any issuance of debt or equity by any Person, cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses (including underwriting fees and commissions) paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

          "Net Proceeds": as to any Disposition by a Person other than pursuant to subsection (a) through (f) of Section 7.3 hereof, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person to the extent in excess of arms' length costs, (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, (c) a reasonable reserve for taxes payable incident to such Disposition (without duplication of taxes included in clause (b)) and (d) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds in cash, checks or other cash equivalent financial instruments paid on account of any Event of Loss, net of (i) so long as no Event of Default has occurred and is continuing, all money actually applied to repair, replace or reconstruct the damaged property or property affected by the condemnation or taking, (ii) so long as no Event of Default has occurred and is continuing, all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

          "New Theater": any Theater to be acquired or leased by or constructed by any Hollywood Entity from and after the Effective Date.

          "Non-monetary Event of Default": any Event of Default other than a Monetary Event of Default.

          "Note":  any Revolving Note.

          "Notice of Borrowing":  a notice in substantially the form of Exhibit
A.

          "Notice of Conversion/Continuation": a notice in substantially the form of Exhibit B.

          "Obligations": all advances, debts, liabilities, obligations and covenants arising under any Loan Document owing by the Parent and the Company to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Organization Documents": with respect to any Person, (a) the articles or certificate of formation, incorporation or organization (or equivalent organizational documents) of such Person, (b) the bylaws, limited liability company agreement or regulations (or the equivalent governing documents) of such Person, (c) all applicable resolutions of the board of directors (or any committee thereof), or applicable consents of partners or members and (d) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of such Person's Capital Stock or of any rights in respect of such Person's Capital Stock.

          "Other Taxes": any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents other than Taxes, Further Taxes and Excluded Taxes.

          "Participant":  as defined in subsection 11.8(d).

          "PBGC": the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan": a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Parent or the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Liens":  as defined in Section 7.2.

          "Permitted Restricted Payments":  as defined in Section 7.12.

          "Permitted Swap Obligations": all obligations (contingent or otherwise) of the Parent, the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and (c) a perfected security interest in such Person's rights and interests to and in such Swap Contracts has been granted, and exists, in favor of the Administrative Agent, for the benefit of the Banks, as collateral for the Obligations.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan": an employee benefit plan (as defined in Section 3(3) of ERISA) which the Parent or the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pledge Agreement": the collective reference to (i) that Amended and Restated Pledge and Security Agreement to be executed and delivered by the Parent, substantially in the form of Exhibit I-1 and (ii) that Pledge and Security Agreement to be executed and delivered by the Company, substantially in the form of Exhibit I-2, as each of the same may be amended, supplemented or otherwise modified from time to time.

          "Pledged Collateral":  as defined in the Pledge Agreement.

          "Principal Payment":  as defined in Section 2.8.

          "Principal Payment Date":  as defined in Section 2.8.

          "Pro Rata Share": as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Recapitalization": the collective reference to (a) the purchase by the Banks of the Existing Term Loans, the Existing Revolving Credit Loans and the Revolving Loan Commitments (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, (b) the conversion and extension of the Existing Term Loans to Revolving Credit Loans as provided herein and the amendment, restatement and extension of the Existing Revolving Loans as provided herein,

(c) the amendment and restatement of the Existing Credit Agreement as provided herein, and (d) the issuance by the Company of the Senior Subordinated Notes.

          "Replacement Banks":  as defined in Section 3.7.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Required Banks": at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Commitments, or, if the Commitments have been terminated and no Loans are then outstanding, Banks then owed in excess of 50% of the Aggregate Specified Swap Amount.

          "Requirement of Law": as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon that Person or any of its property or to which that Person or any of its property is subject.

          "Responsible Officer": as to either the Parent or the Company, the chief executive officer or the president of such Person or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

          "Restricted Payments":  as defined in subsection 7.12(a).

          "Revolving Loan":  as defined in Section 2.1.

          "Revolving Loan Commitment": for each Bank, initially, the amount set forth on Schedule 2.1 as the "Revolving Loan Commitment" of such Bank, as the same is reduced, increased or otherwise adjusted from time to time pursuant to Section 2.5, 2.7, 2.16 or subsection 11.8(a)).

          "Revolving Loan Commitment Increase":  as defined in Section 2.16.

          "Revolving Loan Commitment Increase Amount":  as defined in Section
2.16.

          "Revolving Loan Commitment Reduction Amount":  as defined in Section
2.5.

          "Revolving Loan Commitment Reduction Date":  as defined in Section
2.5.

          "Revolving Note": a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

          "Revolving Termination Date":  the earlier to occur of:

          (a)  the Maturity Date; and

          (b) the date on which all of the Commitments terminate in accordance with the provisions of this Agreement.

          "Sale and Leaseback Transaction": any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

          "SEC": the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Security Agreement": the Amended and Restated Security Agreement to be executed and delivered by the Company, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

          "Senior Debt": at any date, all Indebtedness of the Hollywood Entities outstanding on such date other than in respect of the Senior Subordinated Notes and the Senior Subordinated Indenture.

          "Senior Subordinated Indenture": the Indenture dated August 7, 1997 between the Company, the Parent and Crown as guarantors, and U.S. Trust Company of Texas. N.A., as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.20 and any other indenture which governs the Senior Subordinated Notes which is substantially identical to such original Indenture which replaces such Indenture in connection with the exchange of the Senior Subordinated Notes.

          "Senior Subordinated Notes": the Company's $110,000,000 of 10 5/8% Senior Subordinated Notes due August 1, 2007 issued pursuant to the Senior Subordinated Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.20 and all senior subordinated notes issued in exchange for such Senior Subordinated Notes on terms substantially identical thereto.

          "Solvent": as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the applicable state law; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital. For purposes of this definition, unliquidated, contingent, disputed and unmatured claims shall be valued at the amount that can, in light of all the facts and circumstances existing at such time, be reasonably expected to be an actual or matured liability.

          "Specified Swap Amount": at any time, in respect of any Specified Swap Contract, the Swap Termination Value relating thereto; provided that for purposes of this definition, any Swap Termination Value that is negative as to (i.e., owing by) any Swap Provider shall be deemed equal to zero (0).

          "Specified Swap Contract": any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Parent or the Company and any Swap Provider, which Swap Contract is or was intended by the Parent or the Company, as applicable, to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if the Parent or the Company, as applicable, so represents to the Swap Provider in writing), and as to which the final scheduled payment by the Parent or the Company, as applicable, is not later than the Revolving Termination Date.

          "Stephenson": Thomas W. Stephenson, Jr., an individual resident of the State of Texas.

          "Subsidiaries Guaranty": that Amended and Restated Subsidiaries Guaranty, dated as of the Effective Date, made by each Subsidiary Guarantor in favor of the Administrative Agent for the ratable benefit of the Banks in substantially the form of Exhibit K and any other guaranty or amendment to supplement to guaranty executed and delivered by a Subsidiary pursuant to
Section 6.16, as each of the same may be amended, restated or otherwise modified from time to time.

          "Subsidiary": with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the Capital Stock is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refers to a Subsidiary of the Parent or the Company.

          "Subsidiary Guarantor": the collective reference to Crown and each other Subsidiary that executes and delivers a Subsidiaries Guaranty pursuant to
Section 6.16.

          "Substantial Delay": in respect of any Construction Project, a delay of more than 90 days beyond the scheduled completion time for such Construction Project.

          "Surety Instruments": all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds and similar instruments.

          "Swap Contract": any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Provider": any Bank, or any Affiliate of any Bank, that is at the time of determination party to a Swap Contract with the Parent or the Company and which Swap Contract is related to or entered into in connection with any Loan.

          "Swap Termination Value": in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank.)

          "Taxes": any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, respectively, taxes imposed on or measured by its net income, franchise taxes imposed in lieu of income taxes, doing business taxes and bank share taxes by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office (such exclusions, "Excluded Taxes").

          "Test Period":  as defined in Section 1.3.

          "Theater": any building and related improvements or complex of buildings and related improvements containing one or more movie screens and operated as a movie theater, including any New Theater.

          "Theater Exchange Letter of Intent": the nonbinding letter of intent for the exchange by the Company of certain Theaters operated in Kansas and Missouri for certain Theaters in Kansas and Missouri, all as referenced on p.4 of the Offering Circular for the Senior Subordinated Notes dated July 15, 1997.

          "Type":  as defined in the definition of "Loan."

          "UA Agreement": that certain Agreement of Purchase and Sale dated as of July 22, 1996, by and between United Artists Theater Circuit, Inc., United Artists Properties I Corp. and Resort Amusement Corporation, and the Company, and all amendments thereto.

          "UA Assets": the assets acquired by the Company pursuant to the UA Agreement.

          "UA Guaranty": the collective reference to all guaranties made by the Company or the Parent for the benefit of United Artists Theatre Circuit, Inc. given in connection with the acquisition of the UA Assets by the Company, and as each of the same may be amended, restated or otherwise modified from time to time.

          "UCC": the Uniform Commercial Code as in effect in the State of New York.

          "Undistributed Restricted Payments":  as defined in Section 7.12.

          "Unfunded Pension Liability": the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S.":  the United States of America.

          "United States Person":  as defined in Section 9.10(a).

          "Wholly-Owned Subsidiary": any entity in which (other than directors' qualifying shares required by law) 100% of the issued and outstanding Capital Stock of each such entity at the time as of which any determination is being made, is owned, beneficially and of record, by the Parent, Company, or by one or more of the other Wholly-Owned Subsidiaries, or any combination thereof.

          1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof, "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means: "including without limitation. "

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Parent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

          (g) Reference in this Agreement or any other Loan Document to knowledge of events or circumstances shall be deemed to refer to events or circumstances of which any individual holding the title of regional manager of the Company or any Subsidiary (or its functional equivalent) or any title or position senior to a regional manager of the Company or any Subsidiary, has knowledge.

          1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the independent certified public accountants reporting on the financial statements required by subsection 6.l(a)) with the most recent audited financial statements delivered to the Administrative Agent pursuant to subsection 6.1(a).

          (b) For the purposes of calculating Consolidated Operating Cash Flow and Consolidated Interest Expense for any fiscal quarter (a "Test Period"), (i) if at any time from the period commencing on the first day of such Test Period and ending on the last date of such Test Period, the Parent, the Company or any Subsidiary shall have made any Disposition involving one or more Theaters, the Consolidated Operating Cash Flow for such Test Period shall be reduced by an amount equal to the Consolidated Operating Cash Flow (if positive) attributable to the property which is the subject of such Disposition for such Test Period or increased by an amount equal to the Consolidated Operating Cash Flow (if negative) attributable thereto for such Test Period, and Consolidated Interest Expense for such Test Period shall be reduced by an amount equal to the Consolidated Interest Expense for such Test Period attributable to any Indebtedness of the Parent, the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged in connection with such Disposition (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such Test Period directly attributable to the Indebtedness of such Subsidiary to the extent the Parent, the Company and their continuing Subsidiaries are no longer liable for such Indebtedness after such Disposition); and (ii) if during such Test Period the Parent, the Company or any Subsidiary shall have made any acquisition involving one or more Theaters, Consolidated Operating Cash Flow and Consolidated Interest Expense for such Test Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Indebtedness in connection therewith) as if such acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period. For the purposes of this subsection, whenever pro forma effect is to be given to an applicable Disposition or acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness discharged or incurred in connection therewith, the pro forma calculations shall be determined in good faith by the chief financial officer of the Company and shall be reasonably satisfactory in all respects to the Administrative Agent. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Test Period had been the applicable rate for the entire relevant Test Period.

          (c) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Parent.

                                   ARTICLE II

                       THE CREDITS; THE LETTERS OF CREDIT

          2.1 The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Effective Date to the Business Day immediately preceding the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the Revolving Loan Commitment of such Bank; provided, however, that, after giving effect to any Borrowing, (i) the aggregate amount of Revolving Loans outstanding in respect of each Bank, together with the aggregate principal amount of all L/C Obligations outstanding at such time in respect of such Bank, shall not exceed such Bank's Pro Rata Share of the Revolving Loan Commitments and (ii) the aggregate principal amount of all outstanding Loans, together with the aggregate principal amount of all L/C Obligations outstanding at such time, shall not at any time exceed the combined Commitments of the Banks. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

          2.2 Loan Accounts. (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the Loans made by the Banks to the Company and the Letters of Credit Issued by the Issuing Bank and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Upon the request of any Bank made through the Administrative Agent, the Revolving Loans made by such Bank may be evidenced by one or more Revolving Notes, in each case instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

          2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. (New York City time) (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

             (i) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof;

             (ii)   the requested Borrowing Date, which shall be a Business Day;

             (iii)  the Type of Loans comprising the Borrowing; and

             (iv) subject to clause (e) of the definition of Interest Period, if the Borrowing consists of Eurodollar Rate Loans, the duration of the Interest Period applicable to such Loans, provided that if the Notice of Borrowing fails to specify the duration of any such Interest

Period, subject to clause (e) of the definition of Interest Period, such Interest Period shall be three months;

provided, however, that with respect to any Borrowing to be made on the Effective Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 11:00 a.m. (New York City time) (A) one Business Day before the Effective Date in the event, at the Company's election, such Borrowing will consist of Base Rate Loans only and (B) three Business Days before the Effective Date in the event, at the Company's election, such Borrowing will consist of any Eurodollar Rate Loans.

          (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 12:00 p.m. (New York City time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

          (d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect with respect to outstanding Eurodollar Rate Loans.

          2.4 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Eurodollar Rate Loans having the same Interest Period is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans.

          (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. (New York City time) (i) at least three

Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

          (A)  the proposed Conversion/Continuation Date;

          (B)  the aggregate amount of Loans to be converted or continued;

          (C) the Type of Loans resulting from any proposed conversion or continuation; and

          (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loans or, subject to subsection
(e) of this Section 2.4, if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by the Banks with respect to which the notice was given.

          (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Eurodollar Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect with respect to outstanding Eurodollar Rate Loans.

          2.5 Termination or Reduction of Commitments. (a) The Company may, upon not fewer than three Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the then-outstanding principal amount of the Loans and the L/C Obligations together would exceed the amount of the combined Commitments then in effect or (ii) the amount of all L/C Obligations then outstanding would exceed the L/C Commitment.

          (b) The Revolving Loan Commitments shall automatically be reduced on each date as follows (each a "Revolving Loan Commitment Reduction Date") in the amount set forth below corresponding to each such date (each a "Revolving Loan Commitment Reduction Amount"):


     Revolving Loan Commitment        Revolving Loan Commitment
     Reduction Date                   Reduction Amount
     -----------------------          ----------------------------------
     March 31, 1999                   $1,250,000
     June 30, 1999                    $1,250,000
     September 30, 1999               $1,250,000
     December 31, 1999                $1,250,000
     March 31, 2000                   $2,500,000 plus 6.25% of the
                                      Revolving Loan Commitment Increase
                                      Amount (if any)
     June 30, 2000                    $2,500,000 plus 6.25% of the
                                      Revolving Loan Commitment Increase
                                      Amount (if any)
     September 30, 2000               $2,500,000 plus 6.25% of the
                                      Revolving Loan Commitment Increase
                                      Amount (if any)
     December 31, 2000                $2,500,000 plus 6.25% of the
                                      Revolving Loan Commitment Increase
                                      Amount (if any)
     March 31, 2001                   $2,500,000 plus 6.25% of the
                                      Revolving Loan Commitment Increase
                                      Amount (if any)
     June 30, 2001                    $2,500,000 plus 6.25% of the
                                      Revolving Loan Commitment Increase
                                      Amount (if any)
     September 30, 2001               $2,500,000 plus 6.25% of the
                                      Revolving Loan Commitment Increase
                                      Amount (if any)
     December 31, 2001                $2,500,000 plus 6.25% of the
                                      Revolving Loan Commitment Increase
                                      Amount (if any)

          (c) The Company shall repay on each Revolving Loan Commitment Reduction Date in respect of the outstanding Revolving Loans a principal amount equal to the difference, if negative, between (i) the amount of the Revolving Loan Commitments (after giving effect to the reduction of the Revolving Loan Commitments occurring on such date), minus (ii) the sum of the aggregate principal amount of all outstanding Revolving Loans and the aggregate amount of all L/C Obligations then outstanding.

          (d) Subject to the provisions of Section 2.16, once reduced in accordance with this Section or subsection 2.7(g), the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of the Commitments, shall be paid on the effective date of such reduction or termination.

          2.6 Optional Prepayments. Subject to Section 3.4, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable written notice to the Administrative Agent in the case of Eurodollar Loans and one Business Day irrevocable notice to the Administrative Agent in the case of Base Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid. All repayments of the Loans under this Section 2.6 shall be applied in the reverse order of maturity.

          2.7  Mandatory Prepayments of Loans; Mandatory Commitment Reductions.
(a) Asset Dispositions. If the Parent, the Company or any Subsidiary shall at any time or from time to time make or agree to make a Disposition other than as permitted under subsections (a) through (f) of Section 7.3, or shall suffer an Event of Loss, then (i) the Company shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Parent, the Company or such Subsidiary in respect thereof) if the aggregate Net Proceeds of such proposed Disposition or Event of Loss exceeds $1,000,000 and (ii) to the extent such Hollywood Entity does not reinvest all or any portion of such Net Proceeds in one or more Acquisitions otherwise permitted hereunder within 180 days of receipt of such Net Proceeds and the amount of such Net Proceeds (or remaining portion thereof) exceeds $1,000,000 (the "Excess Proceeds"), the Company shall promptly, and in no event later than five days after such 180 day period, apply toward prepayment of the Loans and reduction of the Revolving Loan Commitments an amount equal to the amount of such unused Excess Proceeds. Notwithstanding the foregoing, the provisions of this subsection (a) shall not be applicable with respect to (A) the Net Proceeds of any Sale and Leaseback Transactions including, without limitation, the proposed Sale and Leaseback Transaction in respect of the Lawrence Property and (B) the Net Proceeds resulting from the consummation of the transactions contemplated in the Theater Exchange Letter of Intent.

          (b) Excess Cash Flow. If for any fiscal year, beginning with the fiscal year ending December 31, 1998, there shall be Excess Cash Flow, the Company shall, on the relevant Excess Cash Flow Application Date, apply toward prepayment of the Loans and reduction of the Revolving Loan Commitments an amount equal to (i) if the Consolidated Total Leverage Ratio as set forth in the Compliance Certificate for the fourth fiscal quarter of such fiscal year is equal to or greater than

4.0 to 1, 50% of Excess Cash Flow for such fiscal year, or (ii) if the Consolidated Total Leverage Ratio as set forth in the Compliance Certificate for the fourth fiscal quarter of such fiscal year is less than 4.0 to 1, 25% of Excess Cash Flow for such fiscal year. Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (A) the date on which the audited financial statements referred to in subsection 6.1(a) for the fiscal year with respect to which such prepayment and/or commitment reduction is made, are required to be delivered to the Banks and (B) the date such financial statements are actually delivered.

          (c) Loans in Excess of Commitments; L/C Obligations in Excess of L/C Commitment. If at any time the sum of the aggregate unpaid principal amount of Revolving Credit Loans and the aggregate Amount of all L/C Obligations then outstanding exceed the Revolving Loan Commitments, the Company shall immediately repay the amount of such excess. If on any date the L/C Obligations exceed the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the amount of the aggregate L/C Obligations over the aggregate L/C Commitment.

          (d) Equity Issuance. If, after the Effective Date any Hollywood Entity shall issue and sell any of its Capital Stock to any Person other than another Hollywood Entity, the Company shall promptly notify the Administrative Agent of the estimated Net Issuance Proceeds of such issuance and sale to be received by the issuer of such Capital Stock in respect thereof. Promptly upon, and in no event later than five (5) days after, receipt by the applicable issuer of Net Issuance Proceeds in respect of such issuance, the Company shall apply toward prepayment of the Loans and reduction of the Revolving Loan Commitments an amount equal to 75% of such Net Issuance Proceeds. Notwithstanding the foregoing, (i) no such notice to the Administrative Agent and no such prepayment of the Loans or reduction of the Revolving Loan Commitments shall be required in connection with the issuance of Capital Stock of the Parent to fund Land Acquisition/Construction Costs in connection with permitted Acquisitions, any issuance of Capital Stock constituting a Permitted Restricted Payment, any issuance of Capital stock in connection with a permitted Acquisition, any issuance of Capital stock of the Parent to directors, officers and employees of any Hollywood Entity in connection with employee compensation and incentive arrangements (subject to the applicable limits set forth in the Parent's Organization Documents) or any issuance of Capital Stock constituting director qualifying shares and (ii) with respect to Net Issuance Proceeds received in connection with a public equity offering of the Capital Stock of the Parent, such notice and prepayment of the Loans shall be made in accordance with the foregoing provisions but no corresponding reduction of the Revolving Loan Commitments shall occur.

          (e) Debt Issuance. If the Parent, the Company or any Subsidiary shall incur or permit the incurrence of any Indebtedness (other than Indebtedness permitted under Section 7.6), the Company shall promptly notify the Administrative Agent of the estimated Net Issuance Proceeds of such Indebtedness to be received by the applicable borrower in respect thereof. Promptly upon, and in no event later than five days after, receipt by the applicable borrower of Net Issuance Proceeds in respect of such Indebtedness, the Company shall apply toward prepayment of the Loans and reduction of the Revolving Loan Commitments an amount equal to the amount of such Net Issuance Proceeds.

          (f) General. All prepayments of principal under this Section 2.7 shall be applied to repay the Revolving Loans and, except with respect to subsection 2.7(c), in connection with such prepayments, and subject to and in accordance with subsection (g) of this Section 2.7, the Revolving Loan Commitments shall be permanently reduced by an amount equal to the Revolving Loans so repaid. Any prepayments pursuant to this Section 2.7 shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Company may, at its option, place any amounts which it would otherwise be required to use to prepay Eurodollar Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Administrative Agent for the benefit of the Banks until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Eurodollar Rate Loans. The Company shall pay, together with each prepayment under this Section 2.7, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.4.

          (g) Reduction of Commitment. Upon the making of any mandatory prepayment of any Revolving Credit Loans pursuant to subsection (a), (b), (d) or (e) of this Section 2.7, the Revolving Loan Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of the aggregate of principal of such Loans repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. All accrued commitment fees to, but not including the effective date of any such reduction, shall be paid on the effective date of such reduction. If the Revolving Loan Commitments are reduced on any date pursuant to subsection 2.5(a) or Section 2.7, the amount of each such reduction shall be applied to the Revolving Loan Commitments in the reverse order of the respective reduction dates.

          2.8 Repayment. (a) The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date. The Company shall also repay to the Banks in respect of the Revolving Loans on each Revolving Loan Commitment Reduction Date such amounts as may be required under subsection 2.5(b).

          (b) All repayments of the Loans under this Section 2.8 shall be applied in the reverse order of maturity.

          2.9 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date until such Loan is paid in full at a rate per annum selected by the Company or otherwise applicable from time to time in accordance with this Agreement equal to the Eurodollar Rate or the Base Rate, as the case may be, plus the Applicable Margin.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Sections 2.6, 2.7 or 2.8 for the principal portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks.

          (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Obligations; provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

          (d) Notwithstanding the foregoing provisions of this Section 2.9, the amount of interest payable by the Company to any Bank in respect of the Obligations shall not exceed the Maximum Lawful Rate, and if at any time the interest payable to any Bank hereunder or under any Loan Document would exceed the Maximum Lawful Rate, but for this subsection 2.9(d), the interest payable by the Company to such Bank shall be limited to the Maximum Lawful Rate.

          2.10 Fees. (a) Arrangement, Agency Fee. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an Agency Fee to the Administrative Agent for the Administrative Agent's account, as required by the letter agreement (the "Fee Letter") between the Company, the Arranger and the Administrative Agent dated July 15, 1997.

          (b) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Bank (i) if the Consolidated Total Leverage Ratio as set forth in the Compliance Certificate for the most recently completed fiscal quarter is equal to or greater than 4.0 to 1, a commitment fee on the average daily unused portion of such Bank's Pro Rata Share of the Commitments equal to .50 percent per annum and (ii) if the Consolidated Total Leverage Ratio as set forth in the Compliance Certificate for the most recently completed fiscal quarter is less than 4.0 to 1, a commitment fee on the average daily amount of such Bank's Pro Rata Share of the Commitments equal to .375 percent per annum, in each such case computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the amount of the Loans outstanding, plus the L/C Obligations then outstanding. Such commitment fees shall accrue from the Effective Date to the earlier of (i) the Revolving Termination Date and
(ii) the date the Commitments are terminated pursuant to the terms of this Agreement, and such fees shall be due and payable quarterly in arrears on the last Business Day of each calendar year quarter commencing on

September 30, 1997 to the Revolving Termination Date, or such earlier date as the case may be, with the final payment to be made on the Revolving Termination Date, or such earlier date as the case may be; provided that, in connection with any reduction of Commitments under Section 2.5 or 2.7, the accrued commitment fee calculated for the period ending on the date of such reduction shall also be paid on the date of such reduction, with the following quarterly payment being calculated on the basis of the period from such reduction date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times during the above described period, including at any time during which one or more conditions in Article IV are not met.

          2.11 Computation of Fees and Interest. (a) All computations of fees and interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year for the actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

          2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 11:00 a.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue to such following Business Day.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

          2.13 Payments by the Banks to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, on the applicable Borrowing Date, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

          2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

          2.15 Security. (a) All obligations of the Parent and the Company under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

          (b) All obligations of the Company under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Parent pursuant to Article X of this Agreement.

          2.16 Increases to Revolving Loan Commitments. (a) Notwithstanding the foregoing, the Company may from time to time prior to June 30, 1999, at the Company's sole cost and expense, request that the Banks increase the amount of their Revolving Loan Commitments, which increases (collectively, the "Revolving Loan Commitment Increases"; the aggregate amount, if any, of the Revolving Loan Commitment Increases, the "Revolving Loan Commitment Increase Amount") shall be made in the sole discretion of the Bank so agreeing to such increase, subject to the following conditions:

             (i) after giving effect to such Revolving Loan Commitment Increases, the aggregate amount of all Revolving Loan Commitments hereunder shall not exceed $75,000,000;

             (ii) each request by the Company for a Revolving Loan Commitment Increase shall be in a minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

             (iii) at the time of such request by the Company and at the time such Revolving Loan Commitment Increase is made effective, no Default or Event of Default shall have occurred and be continuing;

             (iv) no such Revolving Loan Commitment Increase shall be effective until (A) the Company, the Parent, the Administrative Agent and the Banks enter into one or more written agreements in form and substance reasonably satisfactory to the Administrative Agent setting forth the terms and amount of such Revolving Loan Commitment Increase, (B) Administrative Agent shall have received such certificates, legal opinions and other documents as it shall reasonably request in connection with such increase and (C) any fees and expenses payable by the Hollywood Entities in respect of such increase shall be paid; and

                  (v) all such Revolving Loan Commitment Increases shall be made effective prior to June 30, 1999.

          (b) In the event that the Company desires to request a Revolving Loan Commitment Increase, the Company shall give notice thereof to Administrative Agent, which notice shall set forth the requested amount of such Revolving Loan Commitment Increase. Within 10 days of receipt of such notice by Administrative Agent, Administrative Agent shall notify the Banks of such request. Any Bank that desires to participate in such increase to the Revolving Loan Commitments shall notify Administrative Agent thereof within 30 days of receipt of such notice from Administrative Agent, which notice shall also set forth the maximum amount and terms by which such Bank desires to participate in such Revolving Loan Commitment Increase. If more than one Bank desires to participate in any requested Revolving Loan Commitment Increase such that the aggregate amount by which all Banks agree to participate therein exceeds the amount of such increase so requested by the Company, such Banks shall participate in such Revolving Loan Commitment Increase on an equitable basis (as determined by Administrative Agent in its sole discretion and considering the pro rata share of each such Bank's Commitment compared to the Commitments of all such participating Banks). In the event the aggregate maximum amount by which the Banks agree to participate in any requested Revolving Loan Commitment Increase is less than the amount of such increase as requested by the Company, such Revolving Loan Commitment Increase shall be capped at such lesser amount.

          2.17  The Letters of Credit

                (a)       The Letter of Credit Subfacility.

                (i) On the terms and conditions set forth herein (A) the Issuing Bank agrees, (I) from time to time on any Business Day during the period from the Effective Date to the Maturity Date to Issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 2.17(b)(iii) and 2.17(b)(iv), and (II) to honor drafts under the Letters of Credit; and (B) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the aggregate amount of all L/C Obligations plus the aggregate amount of outstanding Loans exceeds the aggregate amount of the Commitments as of such date, (2) the participation of any Bank in the aggregate amount of all L/C Obligations plus the aggregate amount of the Loans of such Bank exceeds such Bank's Commitment as of such date, or (3) the aggregate amount of L/C Obligations exceeds the L/C Commitment as of such date. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

             (ii) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

             (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

             (B) the Issuing Bank has received written notice from any Bank, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article IV is not then satisfied;

             (C) the expiry date of any requested Letter of Credit is more than one calendar year after the date of Issuance, unless the Required Banks have approved such expiry date in writing;

             (D) the expiry date of any requested Letter of Credit is later than the maturity date of any financial obligation to be supported by the requested Letter of Credit;

             (E) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

             (F) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

             (G) such Letter of Credit is in a face amount of less than $25,000 or denominated in a currency other than Dollars.

     (b)     Issuance, Amendment and Renewal of Letters of Credit.

             (i) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least four Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application or L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (A) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (B) the face amount of the Letter of Credit; (C) the expiry date of the Letter of Credit; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (F) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may require.

             (ii) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 2.17(a)(i) as a result of the limitations set forth in clauses
(1) through (3) thereof or subsection 2.17(a)(ii)(B); or (B) that one or more conditions specified in Article IV are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

             (iii) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least four Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (A) the Letter of Credit to be amended; (B) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (I) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (II) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

             (iv) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least four Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (A) the Letter of Credit to be renewed; (B) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business
Day); (C) the revised expiry date of the Letter of Credit; and (D) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (I) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (II) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this paragraph (iv) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

             (v) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Required Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

             (vi) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

             (vii) The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     (c) Existing BofA Letter of Credit; Risk Participations, Drawings and Reimbursements.

             (i) On and after the Effective Date, the Existing BofA Letter of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 2.17(h)(i) and 2.17(h)(iii), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (A) such Bank's Pro Rata Share times (B) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, the Existing BofA Letter of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

             (ii) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 2.17((c)(i), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (A) the Pro Rata Share of such Bank, times (B) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

             (iii) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank on the same date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 2:00 p.m. (New York City time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Loan Commitment and subject to the conditions set forth in Section 4.2. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this paragraph (iii) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

             (iv) Each Bank shall upon any notice from the Administrative Agent pursuant to subsection 2.17(c)(iii) make available to the Administrative Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 2.17(c)(v)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 4:00 p.m. (New York City time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor

Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this subsection 2.17(c).

             (v) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 4.2 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 2.17(c)(iv) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this subsection 2.17(c).

             (vi) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this subsection 2.17(c), as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (C) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this subsection 2.17(c) is subject to the conditions set forth in Section 4.2.

      (d)  Repayment of Participations.

             (i) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Company (A) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to subsection 2.17(c) or (B) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

             (ii) If the Administrative Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuing Bank pursuant to subsection 2.17(d)(i) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

       (e)  Role of the Issuing Bank.

             (i) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

             (ii) No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (A) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (B) any action taken or omitted in the absence of gross negligence or willful misconduct; or (C) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

             (iii) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in paragraphs (i) through (vii) of subsection 2.17(f); provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (A) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (B) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (f) Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving

Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

             (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

             (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

             (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

             (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

             (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

             (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

             (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

          (g) Cash Collateral Pledge. Upon the request of the Administrative Agent, (i) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (ii) if, as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the L/C Obligations. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances deposited with BofA from time to time pursuant to the Company's obligations hereunder to Cash Collateralize L/C Obligations. All such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

          (h)  Letter of Credit Fees.

             (i) The Company shall pay to the Administrative Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit computed on the average daily maximum amount available to be drawn on the outstanding Letters of Credit, on each Interest Payment Date for Base Rate Loans based upon Letters of Credit outstanding for the previous calendar quarter and such letter of credit fees shall be due and payable in arrears on each such Interest Payment Date for Base Rate Loans. The letter of credit fee shall be equal to the Applicable Margin for Eurodollar Loans as in effect from time to time during the periods of calculation thereof.

             (ii) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to .0125% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable in arrears on each Interest Payment Date for Base Rate Loans.

             (iii) The Company shall pay to the Issuing Bank from time to time on demand the normal presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

             (i) Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

          3.1 Taxes. (a) Any and all payments by the Company to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except to the extent required by applicable law. In addition, the Company shall pay all Other Taxes.

          (b) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

             (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section (collectively, "Further Taxes")), such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

             (ii) the Company shall make such deductions and withholdings; and

             (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (c) To the extent not duplicative of amounts paid pursuant to subsections (a) and (b) of this Section 3.1 or pursuant to Section 3.3, the Company agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount (without duplication) of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Administrative Agent.

          (e) Subject to Section 3.7, if the Company is required to pay any amount to any Bank or the Administrative Agent pursuant to subsection (b) or
(c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

          (f) Notwithstanding the foregoing provisions of this Section 3.1, the Company shall have no obligation to any Bank under subsection (b) or (c) of this Section 3.1 if such Bank fails to comply with the requirements of Section
9.10 unless such failure is as a result of a change in law (including a change in treaty or regulation) occurring after the date of this Agreement or, in the case of an Eligible Assignee, after the date such Eligible Assignee becomes a Bank under this Agreement.

          3.2 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case after the date of this Agreement, has made it unlawful, or that any central bank or other Governmental Authority has asserted after the date of this Agreement that it is unlawful, for any Bank or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Eurodollar Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Eurodollar Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), convert in full such Eurodollar Rate Loans of that Bank then outstanding to Base Rate Loans, and pay to such Bank interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan.

          (c) If the obligation of any Bank to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Eurodollar Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

          3.3 Increased Costs and Reduction of Return. To the extent not duplicative of amounts payable pursuant to Section 3.1,

          (a) if any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date of this Agreement or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority issued or made after the date of this Agreement (whether or not having the force of law), there shall be any increase in the cost to such Bank (other than pursuant to Excluded Taxes) of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans or participating in any Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the introduction after the date of this Agreement of any Capital Adequacy Regulation, (ii) any change after the date of this Agreement in any Capital Adequacy Regulation,
(iii) any change after the date of this Agreement in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank required after the date of this Agreement with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

          3.4 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation, other than pursuant to Section 3.5;

          (b) the prepayment (including pursuant to Section 2.5 or 2.7) or other payment (including after acceleration thereof) of an Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period;

          (c) the automatic conversion under Section 2.4 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (d) the prepayment of a Eurodollar Rate Loan having an Interest Period in excess of 7 days in connection with an assignment of all or any part of the Revolving Loans and the Revolving Loan Commitments pursuant to subsection 11.8(a) occurring during the period described in clause (e) of the definition of "Interest Period";

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.3(a), each Eurodollar Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

          3.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

          3.6 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

          3.7 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.1 or 3.3 or it becomes unlawful for any Bank to make or maintain Eurodollar Rate Loans as contemplated by Section 3.2 or a Bank is no longer exempt from U.S. federal withholding tax and back-up withholding, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company and to the Administrative Agent (a "Replacement Bank") to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment, and if such Affected Bank or any Affiliate thereof is a Swap Provider, all Specified Swap Contracts of such Affected Bank and Affiliate; (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or
(iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

          3.8  Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations, provided however, that except after the occurrence and continuance of an Event of Default described in subsection 8.1(f) or (g), any Bank making a request or demand for compensation or indemnity under this Article III shall make such demand within 180 days after the occurrence of the event or circumstances giving rise to such claim.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

          4.1 Conditions of Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the condition that the Administrative Agent shall have received on or before the Effective Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:

        (a)  Credit Agreement.  This Agreement executed by each party thereto;

        (b)  Resolutions; Incumbency.

             (i) Copies of the resolutions of the board of directors of the Parent, the Company and each Subsidiary that is a party to a Loan Document authorizing the transactions contemplated hereby or thereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Person; and

             (ii) A certificate of the Secretary or Assistant Secretary of the Parent, the Company and each Subsidiary that is a party to a Loan Document certifying the names and true signatures of the officers of the Parent, the Company or such Subsidiary, as applicable, authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder or thereunder;

        (c) Organization Documents; Good Standing. Each of the following documents:

             (i) the articles or certificate of incorporation and the bylaws of each of the Parent, the Company and each Subsidiary that is a party to any Loan Document as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the Parent, the Company or such Subsidiary, as applicable, as of the Effective Date; and

             (ii) a good standing certificate for each of the Parent, the Company and each Subsidiary that is a party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Effective Date (except as otherwise provided on Schedule 5.1(c));

        (d) Legal Opinions. A legal opinion of Baker & Botts, L.L.P., counsel to the Parent, and the Company and addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D;

        (e)  Payment of Fees.  Evidence of payment by the Company of

        (i) all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date to the Administrative Agent, Arranger or any Bank, together with Attorney Costs of BofA to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.4; and

        (ii) all commitment fees, costs and expenses of the Administrative Agent or any Bank, all Attorney Fees of BofA and all such other fees and expenses accrued but unpaid under the Existing Credit Agreement through the Effective Date;

        (f)  Financial Statements.

             (i) Copies of the consolidated audited balance sheet and related consolidated statements of income and cash flow, including the footnotes thereto, of the Parent and its Subsidiaries as at December 31, 1996 and for the fiscal years then ended duly reported on by Arthur Andersen LLP; and

             (ii) Copies of the consolidated unaudited balance sheet and related consolidated statements of income and cash flow of the Parent and its Subsidiaries as at June 30, 1996 and for the period then ended duly certified by a Responsible Officer of the Parent;

        (g) Collateral Documents. The Collateral Documents, executed by the Parent, the Company and each Subsidiary, as applicable, in appropriate form for recording, where necessary, together with:

             (i) all certificates and instruments representing the Pledged Collateral, stock transfer powers executed in blank;

             (ii) funds sufficient to pay any filing or recording tax or fee in connection with any and all Mortgage Amendments;

             (iii) with respect to each of the Fee Mortgaged Properties pursuant to which a Fee Mortgage (as defined in the Existing Credit Agreement) was previously recorded, an amendment to mortgage in the form attached hereto as Exhibit L (with such changes thereto as shall be advisable under the law of the jurisdiction where such Fee Mortgage was recorded) reflecting the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement;

             (iv) with respect to each of the Fee Mortgaged Properties pursuant to which a mortgagee policy of title insurance was previously delivered to Administrative Agent pursuant to the Existing Credit Agreement, an endorsement to such title policy satisfactory to the Administrative Agent and the Banks insuring that the applicable Mortgage encumbering such parcel of Mortgaged Property, as amended by the Mortgage Amendment referred to in clause
(iii) above, continues to constitute a valid first Lien against the applicable portion of the Mortgaged Property in favor of the Administrative Agent notwithstanding such Mortgage Amendment and the amendment and restatement of the Existing Credit Agreement, subject only to exceptions acceptable to the Administrative Agent and the Banks, with such endorsements and affirmative insurance as the Administrative Agent may reasonably request;

             (v) to the extent required by law, flood insurance and earthquake insurance on terms satisfactory to the Administrative Agent;

             (vi) proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage Amendment or the issuance of the title insurance endorsements in connection therewith; and

             (vii) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

        (h) Insurance Policies. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section
6.6 and in accordance with the terms of the Mortgages (including without limitation, the Mortgaged Properties);

        (i) Certificate. A certificate of the Parent and the Company executed by a Responsible Officer of each such Person, dated as of the Effective Date, stating that:

             (i) the representations and warranties contained in Article V are true and correct in all material respects on and as of such date, as though made on and as of such date except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

             (ii)        no Default or Event of Default exists; and

             (iii) no event or circumstance has occurred since December 31, 1996 that has resulted or could reasonably be expected to result in a Material Adverse Effect;

        (j)  Issuance of Senior Subordinated Notes.

             (i) The Company shall have received aggregate net proceeds of not less than $75,000,000 (including amounts escrowed for the Acquisition of the GC Assets) in connection with the issuance by the Company of the Senior Subordinated Notes;

             (ii) After giving effect to the transactions described in clause (i) above, the capital structure of the Parent and the Company shall be satisfactory in all respects to the Administrative Agent;

        (k) Repayment of Existing Loans. The outstanding balance of the Existing Term Loans and the Existing Revolving Loans shall not exceed $50,000,000 in the aggregate.

        (l) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent may reasonably request.

        4.2 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.4 and the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation
Date:

        (a) Notice of Borrowing or Conversion/Continuation. The Administrative Agent shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under subsection 2.17(b);

        (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct in all material respects on and as of such Borrowing Date or Conversion/Continuation Date or date of issuance with the same effect as if made on and as of such Borrowing Date or Conversion/ Continuation Date or date of issuance (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);

        (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or issuance; and

        (d) No Material Adverse Effect. Since the most recent Borrowing Date or Conversion/Continuation Date or date of issuance, no event or circumstance shall have occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect. Each Notice of Borrowing and Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or application and as of each Borrowing Date or Conversion/Continuation Date or date of issuance, as applicable, that the conditions in this Section 4.2 are satisfied.

        4.3 Conditions to all Construction Advances. The obligation of each Bank to make any Construction Advance is subject to the satisfaction of the following conditions:

        (a)  Land Acquisition Diligence; Permits; Construction Project.

             (i) if the Construction Advance is to be used to fund a Land Acquisition,

             (A) the Hollywood Entity making such Land Acquisition shall have entered into a binding agreement to consummate a Land Acquisition for the purpose of constructing (or causing to be constructed) a New Theater;

             (B) the Hollywood Entity making such Land Acquisition shall have prepared (or cause to have been prepared) schematic plans for the construction of a New Theater on the real property to be acquired (which plans shall include the number of screens to be contained therein) and shall, upon request of the Administrative Agent, provide Administrative Agent with reasonable information regarding such plans; and

             (C) the Hollywood Entity making such Land Acquisition shall have performed or caused to be performed such reasonable and prudent diligence as may be necessary or desirable under the circumstances for such Hollywood Entity to conclude, in its reasonable business judgment, that the proposed New Theater may be constructed on the real property to be so acquired; and/or

             (ii) if such Construction Advance is to be used for any costs of construction in connection with a Construction Project, all permits and/or other approvals of Governmental Authorities as may be necessary to undertake the portion of the Construction Project to be funded by such Construction Advance have been obtained.

        (b) Delivery of Mortgage. If a Land Acquisition is to be consummated, and subject to the provisions of subsection 6.16(b), the Hollywood Entity acquiring such real property or leasehold interest shall have executed and delivered to the Administrative Agent for the benefit of the Banks a Fee Mortgage or a Leasehold Mortgage, as applicable, in accordance with all of the terms and conditions of this Agreement relating to the delivery of Mortgages and the granting of a Lien on real property;

        (c) Limitation on New Screens. On the date such Construction Advance is to be made, the sum of

             (i) the aggregate number of Theater screens under construction on such date by all Hollywood Entities (including the screens to be contained in the applicable New Theater) and

             (ii) the aggregate number of Theater screens in operation by all Hollywood Entities on such date for less than six calendar months (other than Theater screens constituting part of the GC Assets and any Theater screens acquired or leased by any Hollywood Entity prior to the date of such Construction Advance which, in each such case, were in operation by any Person for at least six months prior to the date of such Construction Advance), shall (A) for the period beginning on the Effective Date and ending on June 30, 1998, be less than 30% of the aggregate number of all Theater screens operated or under construction by all Hollywood

Entities (including all screens to be contained in the applicable New Theater) on the date of such Construction Advance, and (B) at any time thereafter, be less than 20% of the aggregate number of all movie screens operated or under construction by all Hollywood Entities (including all screens to be contained in the applicable New Theater) on the date of such Construction Advance;

        (d) The purpose of the requested Construction Advance is to fund Land Acquisition/Construction Costs actually incurred in connection with such Land Acquisition and/or Construction Project.

        (e) Construction Advance Compliance Certificate. The Parent and the Company shall deliver to the Administrative Agent, with sufficient copies for each Bank, a Construction Advance Compliance Certificate in the form attached hereto as Exhibit N regarding such Construction Project.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        To induce the Administrative Agent and the Banks to enter into this Agreement and to make the Loans, the Parent and the Company hereby jointly and severally represent and warrant to the Administrative Agent and each Bank that:

        5.1  Corporate Existence and Power.  Each Hollywood Entity:

        (a) is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its formation or organization;

        (b) has the requisite power and authority under the statute under which it is formed or organized and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as presently conducted and to execute, deliver and perform its obligations under the Loan Documents, except where the failure to possess such governmental licenses, authorizations, consents and approvals either individually or collectively could not reasonably be expected to have a Material Adverse Effect;

        (c) except as otherwise set forth on Schedule 5.1(c), is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect; and





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
        (d) is in compliance with all Requirements of Law, except where the failure to so comply (either individually or collectively) could not reasonably be expected to have a Material Adverse Effect.

        5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

        (a)  contravene the terms of any of that Person's Organization
Documents;

        (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

        (c)  violate any Requirement of Law.

        5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document.

        5.4 Binding Effect. This Agreement and each other Loan Document to which any Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party to the extent it is a party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        5.5 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Parent or the Company, threatened at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or any of their respective properties which:

        (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

        (b) if determined adversely to any Loan Party, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.





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
        5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Parent or the Company or from the grant or perfection of the Liens of the Administrative Agent and the Banks on the Collateral. As of the Effective Date, no Loan Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under subsection 8.1(e).

        5.7 ERISA Compliance. Other than exceptions to any of the following that could not (either individually or collectively) reasonably be expected to have a Material Adverse Effect:

        (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Parent and the Company, nothing has occurred which would cause the loss of such qualification. Each Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b) There are no pending or, to the best knowledge of the Parent and the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

        (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) none of the Company or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) none of the Loan Parties or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) none of the Loan Parties or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans and Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 6.14 and 7.8. None of the Loan Parties is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        5.9 Title to Properties. (a) Each of the Loan Parties has good title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for (i) failure of the seller under the Crown Agreement to have obtained any required consent to the assignment to the Company of the leasehold interest in the Theaters known as Cinema East 6 located in Wichita, Kansas and Joplin 6 located in Joplin, Missouri and (ii) such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date, the property of the Parent, the Company and the Subsidiaries is subject to no Liens, other than Permitted Liens.

        (b) As of the Effective Date, all real properties owned in fee by any Hollywood Entity are listed on Schedule 5.9(a) and all real properties leased by any Hollywood Entity for the purpose of operating or constructing a Theater are listed on part B of Schedule 5.9(b).

        5.10 Taxes. Each of the Loan Parties has filed all Federal and other material tax returns and reports required to be filed by it, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Parent, the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

        5.11 Financial Condition. (a) The audited consolidated financial statements of the Hollywood Entities for the fiscal year ended December 31, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

             (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

             (ii) fairly present in all material respects the financial condition of the Hollywood Entities on a consolidated basis as of the date thereof and results of operations for the period covered thereby; and

             (iii) reflect as required by GAAP all material indebtedness and other liabilities, direct or contingent, of the Hollywood Entities on a consolidated basis as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

        (b) Since December 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

        5.12 Environmental Matters. Other than exceptions to any of the following that could not (either individually or collectively) reasonably be expected to have a Material Adverse Effect:

        (a) The on-going operations of each of the Parent, the Company and each of their Subsidiaries comply in all respects with all Environmental Laws;

        (b) Each of the Parent, the Company and their Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its respective ordinary course operations, all such Environmental Permits are in good standing, and the Parent, the Company and each of its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits;

        (c) None of the Parent, the Company, any Subsidiary or, to the knowledge of any such Person, any of their respective present property or operations, is subject to (i) any outstanding written order from or agreement with any Governmental Authority, or (ii) any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material;

        (d) To the knowledge of the Parent, the Company or any Subsidiary, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Parent, the Company or any of their Subsidiaries, or arising from operations prior to the Effective Date, of any of the Parent, the Company or any of the Subsidiaries that would reasonably be expected to give rise to Environmental Claims. In addition, to the knowledge of the Parent, the Company or any Subsidiary, (i) none of the Parent, the Company or any of the Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site.

        (e) References in subsections (c) and (d) above to knowledge of the Parent, the Company or any Subsidiary of conditions or circumstances shall be deemed to refer to events or circumstances of which a Responsible Officer has knowledge.

        5.13 Collateral Documents. (a) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Loan Parties who are parties thereto in the collateral described therein, subject only to Permitted Liens.

        (b) Each Mortgage when delivered will be effective to grant to the Administrative Agent for the benefit of the Banks a legal, valid and enforceable deed of trust or mortgage lien (as applicable) on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged property described therein. When each such Mortgage is duly recorded in the offices of real property register applicable to the Mortgaged Property encumbered by such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged property, subject to the Permitted Liens and encumbrances and exceptions to title set forth therein, is subject to a legal, valid, enforceable and perfected first priority mortgage or deed of trust, as applicable; and when financing statements have been filed in the offices specified in such Mortgage, such Mortgage also creates a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of the mortgagor under such Mortgage in all personal property and fixtures covered by such Mortgage, subject to no other Liens, except the Permitted

Liens and encumbrances and exceptions to title set forth therein. The foregoing representation is also applicable with respect to each Mortgage as amended by the Mortgage Amendments to be delivered pursuant to subsection 4.1(g) hereof.

        (c) All representations and warranties of the Loan Parties contained in the Collateral Documents are true and correct in all material respects.

        5.14 Regulated Entities. None of the Parent, the Company, any Person controlling the Parent or the Company or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness under this Agreement.

        5.15 No Burdensome Restrictions. None of the Loan Parties is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

        5.16 Copyrights, Patents, Trademarks and Licenses, etc. Each of the Loan Parties owns or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without known conflict with the rights of any other Person except where failure to have such item (either individually or collectively) and except for such claims (either individually or collectively), in each case, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Parent and the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person, except for such infringements (either individually or collectively) that could not be reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending which in any such case could reasonably be expected to have a Material Adverse Effect.

        5.17 Subsidiaries. As of the Effective Date after giving effect to the transactions contemplated hereby on such date, (a) the Parent has no direct Subsidiaries other than the Company, (b) the Company has no Subsidiaries other than Crown and (c) neither the Parent nor the Company has any equity investments in any other corporation or entity.

        5.18 Insurance. The properties of each Loan Party are insured with financially sound and reputable insurance companies not Affiliates of any Hollywood Entity, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party operates.





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
        5.19 Solvency. The Hollywood Entities, on a consolidated basis, are Solvent.

        5.20 Swap Obligations. None of the Loan Parties has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

        5.21 Full Disclosure. (a) As of the Effective Date, all Information that has been made available to the Administrative Agent or any Bank by or on behalf of the Company prior to the date of this Agreement in connection with the transactions contemplated by this Agreement is, taken together, true and correct in all material respects (other than financial budgets and projections) and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements maintained therein not materially misleading in light of the circumstances under which such statements were made.

        (b) All information that is made available after the date of this Agreement from time to time to the Administrative Agent or any Bank by or on behalf of the Company in connection with or pursuant to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all material respects (other than financial budgets and projections) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

        (c) All financial budgets and projections that have been or are hereafter from time to time prepared by or on behalf of the Company and made available to the Administrative Agent or any Bank pursuant to or in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to the Administrative Agent and the Bank in good faith and were and will be based on facts and assumptions that are believed by the management of the Company to be reasonable in light of the then current and foreseeable business conditions of the Hollywood Entities and represented and will represent the Company's management's good faith estimate of the consolidated projected financial performance of the Hollywood Entities based on the information available to the Responsible Officers at the time so furnished.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

        The Parent and the Company hereby jointly and severally agree that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation which has become due and payable shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

        6.1 Financial Statements. The Parent shall furnish to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Banks, with sufficient copies for each Bank:

        (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 1997), a copy of the audited consolidated balance sheets of the Hollywood Entities as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the report of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly in all material respects the financial position of the Hollywood Entities on a consolidated basis for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except as disclosed in the footnotes thereto. Such report shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of any Hollywood Entity's records;

        (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending June 30, 1997), either (i) a copy of the unaudited consolidated balance sheets of the Hollywood Entities as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, certified by a Responsible Officer of the Parent as fairly presenting in all material respects, in accordance with GAAP (subject to good faith year-end audit adjustments and the absence of complete footnotes), the financial position and the results of operations of the Hollywood Entities on a consolidated basis for the period then ended or (ii) (available) the Form 10Q that the Parent or the Company filed with the SEC for such fiscal quarter;

        (c) as soon as available, but not later than 30 days after the end of each month, a report in a form satisfactory to the Administrative Agent containing monthly revenues and cash flow information for the previous month, reported by each Theater owned or operated by any of the Hollywood Entities; and

        (d) as soon as available, but not later than 30 days after the end of each month, an attendance report in a form satisfactory to the Administrative Agent for the previous month, reported by each Theater owned or operated by any of the Hollywood Entities.

        6.2 Construction Reports. The Company shall furnish to the Administrative Agent at the end of each fiscal quarter, or more frequently (but not more than once per month) upon request of Administrative Agent, with sufficient copies for each Bank, progress reports in a form satisfactory to the Administrative Agent with respect to each Construction Project under construction during such fiscal quarter by any of the Hollywood Entities (including any projects undertaken to repair, restore or replace any Theater or any material part thereof after the occurrence of a casualty at such

Theater), which report shall include, among other things, the status of Construction Projects planned in connection with consummated Land Acquisitions where construction has not yet commenced (such as the status of permits and other approvals of Governmental Authorities required to be obtained in connection therewith).

        6.3 Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each Bank:

        (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary for such audit no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

        (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Company;

        (c) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a report of the Company in a form satisfactory to Administrative Agent regarding the number of new screens under construction by any Hollywood Entity during the applicable fiscal quarter and verifying compliance with Section 7.18 hereof;

        (d) promptly, copies of all financial statements and reports that the Parent sends to its shareholders generally, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Parent, the Company or any Subsidiary may make to, or file with, the SEC (to the extent not previously delivered pursuant to subsection 6.1(b)); and

        (e) promptly, such additional information regarding the business, financial or corporate affairs of the Parent, the Company or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

        6.4 Notices. After obtaining knowledge thereof, the Company shall promptly notify the Administrative Agent and each Bank:

        (a)  of the occurrence of any Default or Event of Default;

        (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Parent, the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect; and (ii) any material dispute, litigation, investigation, proceeding or suspension which may exist at any time between any of the Parent, the Company or any Subsidiary and any Governmental Authority;

        (c) of the commencement of, or any material adverse development in, any litigation or proceeding affecting the Parent, the Company or any Subsidiary (i) in which the amount of damages claimed is $2,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

        (d) upon (i) any enforcement, cleanup, removal or other actions instituted, or threatened by any Governmental Authority against the Parent, the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws and (ii) the occurrence of any environmental or similar condition on any real property adjoining or in the vicinity of any property of the Parent, the Company or any Subsidiary that could reasonably be expected to cause such property of such Hollywood Entity or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any applicable Environmental Laws;

        (e) of any other litigation or proceeding affecting the Parent, the Company or any Subsidiary which such Person would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

        (f) of the occurrence of any of the following events affecting the Parent, the Company or any Subsidiary or any ERISA Affiliate, and deliver to the Administrative Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

             (i)        an ERISA Event;

             (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

             (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Parent or the Company or any ERISA Affiliate; or

             (iv)       the adoption of any amendment to a Plan subject to
Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

        (g) of any material change in accounting policies or financial reporting practices by the Parent, the Company or any Subsidiary;

        (h) of the entry by the Parent, the Company or any Subsidiary into any Specified Swap Contract, together with the details thereof;

        (i) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which any Hollywood Entity is party.

        Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Parent or the Company setting forth details of the occurrence referred to therein, and stating what action the Parent, the Company or any affected Subsidiary, as applicable, proposes to take with respect thereto and when. Each notice under subsection 6.4(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated, if any.

        6.5 Preservation of Corporate Existence, Etc. Each of the Parent and the Company shall, and shall cause each Subsidiary to:

        (a) except as permitted by Sections 7.3 and 7.4, preserve and maintain in full force and effect its existence and, where applicable, good standing under the laws of its state or jurisdiction of formation or organization;

        (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.4 and sales of assets permitted by Section
7.3 and except where the failure to so preserve or maintain could not reasonably be expected to have a Material Adverse Effect; and

        (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        6.6 Conduct of Business and Maintenance of Existence, etc. Each of the Parent and the Company shall, and shall cause each Subsidiary to (a) continue to engage in business of the same general type as now conducted by it,
(b) comply with all Contractual Obligations except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

        6.7 Maintenance of Property. Except as permitted by Sections 6.5, 7.3 and 7.4, each of the Parent and the Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof. Each of the Parent, the Company and any Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

        6.8 Insurance. In addition to insurance requirements set forth in the Collateral Documents, each of the Parent and the Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. All casualty insurance maintained by the Parent, the Company or any Subsidiary shall name the Administrative Agent as loss payee and all liability insurance shall name the Administrative Agent as additional insured for the benefit of the Banks, as their interests may appear. Upon request of the Administrative Agent or any Bank, each of the Parent and the Company shall furnish the Administrative Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer thereof (and, if requested by the Administrative Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by such Person and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

        6.9 Payment of Obligations. Each of the Parent and the Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable:

        (a) all Federal taxes and all other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and all other lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Parent, the Company or such Subsidiary, as applicable;

        (b) all Indebtedness, as and when due and payable or within any applicable grace period and the failure of which to pay would constitute an Event of Default pursuant to subsection 8.1(a), but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; and

        (c) all other obligations and liabilities of the Hollywood Entities, the failure to pay which could reasonably be expected to have a Material Adverse Effect.

        6.10 Compliance with Laws. Each of the Parent and the Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

        6.11 Compliance with ERISA. Each of the Parent and the Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        6.12 Inspection of Property and Books and Records. Each of the Parent and the Company shall maintain and shall cause each Subsidiary to keep and maintain a system of accounting established and administered in accordance with sound business practices and keep and maintain proper books of record and accounts. Each of the Parent and the Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Administrative Agent and/or the Banks and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however that, (a) the Administrative Agent may make one such visit, inspection and examination of the Hollywood Entities in any calendar year at the expense of the Company, and (b) when an Event of Default exists and is continuing the Administrative Agent may do any of the foregoing at the expense of the Company at any time during normal business hours.

        6.13 Environmental Laws. (a) Each of the Parent and the Company shall, and shall cause each Subsidiary to comply with, and require compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case with respect to the foregoing, where the failure to so comply or to require such compliance or the failure to so obtain or to so require the obtaining thereof could not reasonably be expected to have a Material Adverse Effect;

        (b) Each of the Parent and the Company shall, and shall cause each Subsidiary to conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except, in each case with respect to the foregoing, such as may be contested in good faith by appropriate proceedings; and

        (c) The Parent and the Company shall not, and shall not permit any Subsidiary to, install or permit to be installed in any real property owned in fee or leased by any Hollywood Entity any asbestos containing material, or any other building material, prohibited under applicable Environmental Laws. With respect to any such material currently present in any real property owned in fee or leased by any Hollywood Entity, the Parent and the Company shall, and shall promptly cause each Subsidiary to (subject, however, in the case of leased real property to the terms of the underlying lease) promptly either (a) remove or abate any such material which applicable

Environmental Laws require to be removed or abated or (b) otherwise comply in all material respects with applicable Environmental Laws regulating the presence of such materials in such real property, at such Hollywood Entity's expense. In the event any Hollywood Entity shall fail to comply with this subsection (c), then, upon ten days' prior written notice, the Parent and the Company shall give, or shall cause the applicable Hollywood Entity to give, the Administrative Agent and its agents and employees access to the applicable real property to remove or abate such material.

        6.14 Use of Proceeds. Subject in each case to the applicable terms and conditions of this Agreement, the Company may use the proceeds of the Revolving Loans and Letters of Credit for general corporate purposes, including Capital Expenditures, Construction Projects and Acquisitions and for no other purpose.

        6.15  Interest Rate Protection.   At all times, not less than 50% of
the principal amount of the Funded Debt outstanding from time to time shall either carry fixed interest rates and/or the Hollywood Entities shall maintain Swap Contracts for fixed interest rates in respect of such Funded Debt. Any such Swap Contracts shall have terms and provisions as shall be reasonably satisfactory to the Administrative Agent.

        6.16 Additional Collateral, etc. (a) With respect to any assets acquired after the Effective Date by the Parent, the Company or any Subsidiary (other than (x) any assets described in subsection (b) or (c) below, (y) immaterial assets a security interest with respect to which cannot be perfected by filing UCC-1 financing statements and (z) any assets subject to a Lien permitted by Section 7.2) as to which the Administrative Agent, for the benefit of the Banks, does not have a perfected Lien (including, without limitation, the interests of the Company and/or any Subsidiary in any Indebtedness permitted under subsection 7.6(f) and all notes or other instruments evidencing such Indebtedness), promptly (i) execute and deliver to the Administrative Agent such amendments to this Agreement or the Security Agreement or such other documents as the Administrative Agent or the Required Banks deem necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Banks, a security interest in such assets, (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Banks, a perfected first priority security interest in such assets, subject only to Permitted Liens, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the appropriate Security Agreement or by law or as may be requested by the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

        (b) With respect to (i) any fee interest in any real estate and (ii) at the election of Administrative Agent, in Administrative Agent's sole discretion, any leasehold interest in any real estate, in each case acquired before or after the Effective Date by the Parent, the Company or any Subsidiary, promptly (A) execute and deliver a first priority Fee Mortgage or Leasehold Mortgage (as applicable) subject only to exceptions acceptable to the Administrative Agent and the Banks and to Permitted Liens, as the case may be, in favor of the Administrative Agent, for the benefit of the

Banks, covering such real estate or, in the case of a leasehold interest, such Person's leasehold interest in such real estate, (B) if requested by the Administrative Agent, provide the Banks with (x) with respect to fee interests in real estate only, an ALTA Form B (or other form acceptable to the Administrative Agent and the Banks) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Administrative Agent and the Banks in an amount at least equal to the purchase price of such real estate (or such lesser amount as shall be reasonably specified by the Administrative Agent) insuring (or undertaking to insure, in the case of a binder) that the Fee Mortgage encumbering such real estate creates and constitutes a valid first Lien against the applicable real estate in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent and the Banks, with such endorsements and affirmative insurance as the Administrative Agent may reasonably request, as well as a current ALTA survey thereof, together with a surveyor's certificate; and (y) any consents or estoppels deemed necessary or advisable by the Administrative Agent in connection with such any mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; (C) proof of payment of all title insurance premiums (to the extent required in clause (B) above), documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage in respect of such real estate or the issuance of the required title policies, including sums necessary to insure the Lien of any Mortgage in respect of future advances; (D) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clause (A), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, (E) with respect to fee interests in real estate and, upon reasonable request of Administrative Agent, with respect to leasehold interests in real estate, deliver to the Administrative Agent an environmental site assessment with respect to such property, dated as of a recent date prior to acquisition of such property, prepared by a qualified firm acceptable to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent; and (F) to the extent such insurance is required by law, obtain flood insurance and earthquake insurance on terms satisfactory to the Administrative Agent. The foregoing covenant regarding delivery of a mortgage or deed of trust and other related documents shall also be applicable in connection with any amendment, extension, replacement, renewal or other modification of a lease encumbered by a Leasehold Mortgage (any of the foregoing, a "Replacement Lease") if, in the reasonable judgment of Administrative Agent, such Leasehold Mortgage does not adequately encumber such Replacement Lease for the benefit of the Administrative Agent and the Banks. Except as otherwise provided in subsection 4.3(b), all requirements of this subsection (b) shall be satisfied promptly upon acquisition of the applicable real estate by a Hollywood Entity, or within such other time frame as Administrative Agent shall reasonably request. Notwithstanding the foregoing, (x) the obligation of any Hollywood Entity to satisfy the requirements of clauses (A) and (B) above in respect of leasehold interests in real property or requirements relating to Replacement Leases shall be subject to the best efforts of the Hollywood Entities to obtain the requisite consents and/or estoppels necessary to satisfy such requirements, but in no event shall any Hollywood Entity be required to pay any fees or expenses to a third party landlord or mortgagee in order to obtain such consents or estoppels other than, if required, to compensate such third party for its out of pocket costs (including legal fees and disbursements) in connection with the review, execution and delivery of such consents and/or estoppels by such third party landlord or mortgagee and (y) with respect to the GC Assets and such fee and/or leasehold interests in real property acquired by any Hollywood Entity prior to the Effective Date for which the requirements of this subsection (b) have not been fully satisfied or waived by the Administrative Agent, the Company shall cause all such requirements to be satisfied within (I) in the case of the GC Assets, 60 days of the Effective Date and (II) in the case of all other fee or leasehold interests in real property, within 30 days of the Effective Date.

        (c) With respect to any new Subsidiary, promptly (i) execute and deliver to the Administrative Agent such amendments to the Pledge Agreement as the Administrative Agent or the Required Banks deem necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Banks, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Parent, the Company or any Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent, the Company or such other Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to execute and deliver to Administrative Agent, for the benefit of the Banks, a guaranty of the obligations of the Company hereunder and under the other Loan Documents in the form attached hereto as Exhibit K and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Banks a perfected first priority security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i), (ii) and (iii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

        6.17 Further Assurances. (a) After obtaining knowledge thereof, the Parent and the Company shall promptly disclose to the Administrative Agent and correct (i) any material factual error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof and (ii) any material factual error that may be discovered in any Information delivered to the Administrative Agent or the Banks from and after the Effective Date (unless the material factual error in such Information has been reported or corrected in updated Information subsequently delivered to the Administrative Agent and the Banks).

        (b) Promptly upon request by the Administrative Agent or the Required Banks, the Parent and the Company shall (and shall cause any Subsidiary to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages (subject to the provisions of subsection 6.16(b)), assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Banks, as the case may be, may reasonably require from time to time in order
(i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and
(iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

        The Parent and the Company hereby jointly and severally agree that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation which has become due and payable shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

        7.1 Financial Condition Covenants. The Parent and the Company shall not, and shall not permit any other Subsidiary to directly or indirectly:

        (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio at the end of any fiscal quarter ending during any period listed below to exceed the ratio set forth below opposite such period:


                                                    Consolidated Leverage
                                                    ---------------------
     Period                                                 Ratio
     ------                                                 -----
Effective Date to December 30, 1998                         5.50 to 1

December 31, 1998 to June 29, 1999                          5.25 to 1

June 30, 1999 to December 30, 1999                          5.00 to 1

December 31, 1999 to December 30, 2000                      4.75 to 1

December 31, 2000 to December 30, 2001                      4.50 to 1

December 31, 2001 and thereafter                            4.25 to 1

        (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio at the end of any fiscal quarter ending during any period listed below to be less than the ratio set forth below opposite such period:


                                                    Consolidated Interest
                                                    ---------------------
     Period                                             Coverage Ratio
     ------                                             --------------
Effective Date to December 31, 1997                         1.50 to 1

January 1, 1998 to December 30, 1998                        1.75 to 1

December 31, 1998 to June 29, 1999                          2.00 to 1

June 30, 1999 to December 30, 1999                          2.25 to 1

December 31, 1999 to December 30, 2000                      2.50 to 1

December 31, 2000 and thereafter                            2.75 to 1



        (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at the end of any fiscal quarter to be less than
1.10 to 1.

        (d) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio at the end of any fiscal quarter ending during any period listed below to exceed the ratio set forth below opposite such period:

        Period                            Consolidated Total Leverage Ratio
        ------                            ---------------------------------
     Effective Date to                                   2.50 to 1
        December 30, 1998

     December 31, 1998 to                                2.25 to 1
        June 29, 1999

     June 30, 1999                                       2.00 to 1
        and thereafter

        7.2 Limitation on Liens. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any

Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

        (a) any Lien existing on property of the Parent, the Company or any other Hollywood Entity on the Effective Date and set forth in Schedule 7.1 securing Indebtedness outstanding on such date;

        (b)  any Lien created under any Loan Document;

        (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.9, provided that no notice of lien has been filed or recorded under the Code or, if filed or recorded, foreclosure, distraint, sale or other similar proceedings have not been commenced or, if commenced have been stayed;

        (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business securing amounts which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

        (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation or consisting of escrow arrangements or deposits in connection with Acquisitions;

        (f) Liens on the property of the Parent, the Company or any other Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

        (g) Liens consisting of prejudgment, judgment or judicial attachment liens, not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been initiated for the review of such judgment or attachment shall not have been fully terminated or the period within such proceeding may be initiated shall not have expired and the enforcement of such Liens is effectively stayed.

        (h) Liens constituting permitted encumbrances pursuant to the terms of the respective Mortgages and Liens constituting survey exceptions, encumbrances, easements and reservations of, or right of others for, rights of way, zoning and other restrictions as to the use of real properties and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the businesses of the Parent, the Company and the Subsidiaries;

        (i) to the extent the Indebtedness is permitted by subsection 7.6(c), purchase money security interests on any property acquired or held by the Parent, the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and (iii) the principal amount of the debt secured thereby does not exceed 110% of the cost of such property;

        (j) Liens securing obligations in respect of Capital Leases permitted by subsection 7.11(b) on assets subject to such leases;

        (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Hollywood Entity owning such deposit account in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Parent, the Company or any Subsidiary to provide collateral to the depository institution;

        (l) any obligations or duties affecting the property of any Hollywood Entity to any municipally or governmental, statutory or public authority with respect to any franchise, grant, license or permit or similar authorization obtained in the ordinary course of business, and any rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit or similar authorization (i) to terminate or restrict the transfer of such right, power, franchise, grant, license or permit or similar authorization, (ii) to control or regulate any property of any Hollywood Entity, (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by any Hollywood Entity or (iv) to purchase, condemn, expropriate or recapture any of the property of any Hollywood Entity;

        (m) legal and equitable encumbrances deemed to exist by reason of negative pledges such as those contained in this Section 7.2 and 7.17;

        (n) Liens in favor of Mark Twain Bank encumbering the Lawrence Property and the Theater to be built thereon and securing Indebtedness permitted by subsection 7.6(e); and

        (o) Liens, if any, arising as a result of certain proceeds of the issuance of the Senior Subordinated Notes being escrowed pending the closing of the Acquisition of the GC Assets, but only during such escrow period.

        7.3 Disposition of Assets. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

        (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

        (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

        (c) dispositions of assets by the Parent, the Company or any Subsidiary to another Hollywood Entity pursuant to reasonable business purposes, including dispositions permitted by Section 7.4;

        (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

        (e)  as permitted by Section 7.5 or 7.12;

        (f) provided no Default or Event of Default exists, (i) Sale and Leaseback Transactions in connection with the real property associated with any Theater and in connection with which a Hollywood Entity will own or lease and operate (and be entitled to the revenues therefrom) the improvements thereon or to be constructed thereon, the aggregate proceeds of which do not exceed $10,000,000 in any fiscal year, (ii) other leases and subleases on market terms of property or space associated with any Theater other than leases or subleases of all or substantially all of the space and property in which any Hollywood Entity has an interest associated with any Theater except as otherwise permitted under clause (i), and (iii) the Dispositions of Theaters described in and made substantially in accordance with the Theater Exchange Letter of Intent; and

        (g) other Dispositions (other than those described in subsection 7.3(a) through (f) hereof and other than receivables, except to the extent disposed of incidentally in connection with a Disposition otherwise permitted hereby or permitted by subsection (d) of this Section 7.3), the aggregate proceeds of which do not exceed $10,000,000 in any fiscal year, provided that
(i) the Company complies with subsection 2.7(a) and (ii) both before and after giving effect to such Disposition, (A) the Hollywood Entities are in compliance with all of the financial conditions set forth in Section 7.1 on a pro forma basis after giving effect to the subject Disposition and (B) no Default or Event of Default exists.

        7.4 Consolidations and Mergers. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except as permitted by Section 7.3 or
7.5 and;

        (a) any Subsidiary may merge or consolidate with the Parent or the Company, provided that the Parent or the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving entity; and

        (b) any Subsidiary may transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary.

        7.5 Loans and Investments. Neither the Parent, the Company, nor any other Hollywood Entity shall purchase or acquire, or suffer or permit any Hollywood Entity to purchase or acquire, or make any commitment therefor any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Parent or the Company (together, "Investments"), except for:

        (a) Investments in the form of cash equivalents having maturities of one year or less and mutual funds investing solely in cash equivalents having maturities of one year or less;

        (b) extensions of trade credit in the ordinary course of business and adjustments to account debtors with respect thereto in the ordinary course of business;

        (c) Investments by any Hollywood Entity in any other Hollywood Entity and Investments incurred in order to consummate the Acquisition of the GC Assets and other Acquisitions, subject to the foregoing provisions:

             (i) in the case of any Acquisition of the type described in clause (b), (c) or (d) of the definition of such term,

             (A) the Person and/or division to be acquired is engaged primarily in the business of owning and/or operating Theaters, the assets to be acquired are used in the business of owning and/or operating Theaters and/or the business to be acquired is one primarily involving the ownership and/or operation of Theaters; and

             (B) in the case of any Acquisition which is a merger or consolidation with one or more other Persons, the surviving Person is a Hollywood Entity;

             (ii)   in the case of any Land Acquisition,

             (A) such Land Acquisition is for the purpose of constructing a New Theater; and

             (B) the Hollywood Entity making such Land Acquisition shall have complied with the provisions of subsection 4.3(a) whether or not the Company requests a Construction Advance in connection with such Land Acquisition;

             (iii) immediately prior to and after giving effect to such Acquisition, no Default or Event of Default shall exist;

             (iv)       any such Acquisition does not involve Margin Stock;

             (v) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquirer is obtained if required by the Organization Documents of such Person;

             (vi) in the case of Acquisitions other than (A) the Acquisitions described in and made substantially in accordance with the Theater Exchange Letter of Intent and (B) any Acquisitions made pursuant to Sale and Leaseback Transactions, the Acquisition Costs in respect of such Acquisition, together with the Acquisition Costs of all Acquisitions (other than those Acquisitions described in the foregoing clauses (A) and (b)) consummated in the twelve (12) month period immediately preceding the closing date of the subject Acquisition, does not exceed $40,000,000 in the aggregate;

             (vii) with respect to any single Acquisition or related series of Acquisitions having Acquisition Costs exceeding $5,000,000 in the aggregate, the Company shall deliver to the Administrative Agent on or prior to the date of the consummation of such Acquisition, with sufficient copies for each of the Banks,

             (A) a copy of the pro forma projections for such Acquisition in a form satisfactory to the Administrative Agent and certified by a Responsible Officer of the Company;

             (B) a certificate of the Company, certified by a Responsible Officer of the Company, providing that, the Hollywood Entities are in compliance with all of the financial conditions set forth in Section 7.1 on a pro forma basis after giving effect to the subject Acquisition (including, without limitation, accounting for any additional Indebtedness incurred in connection with such Acquisition); and

             (C) a certificate of the Company, certified by a Responsible Officer of the Company, stating that, both before and after giving effect to the subject Acquisition, (I) the representations and warranties in Article V shall be true and correct in all material respects as of such date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date) and (II) no Default or Event of Default shall exist; and

             (viii) during the 30 day period following the date on which Administrative Agent shall have notified the Company that the primary syndication of the Loans has commenced, no Hollywood Entity shall consummate or enter into any agreements relating to any single Acquisition or related series of Acquisitions having Acquisition Costs in excess of $2,000,0000 other than the transactions contemplated in the Theater Exchange Letter of Intent;

        (d) loans and advances to employees of any Hollywood Entity for travel, entertainment and relocation expenses in the ordinary course of business or to finance the acquisition of Capital Stock of the Parent in connection with equity incentive plans, in an aggregate principal amount not to exceed $500,000 at any time outstanding; and

        (e) provided that no Default or Event of Default shall exist immediately prior to and upon the consummation of any such Investment, one or more Investments other than Acquisitions, provided that (i) such Investment does not involve Margin Stock and (ii) the aggregate amount expanded for all such Investments permitted under this subsection (e) does not exceed $3,000,000 at any time outstanding, which amount may be replenished and reinvested by any cash return of principal or return of capital of any such Investment.

        7.6 Limitation on Indebtedness. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

        (a)  Indebtedness incurred pursuant to this Agreement;

        (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.9;

        (c) purchase money Indebtedness, whether unsecured or secured by Liens permitted by subsection 7.2(i), in an aggregate amount not to exceed $5,000,000 at any time outstanding;

        (d) Indebtedness incurred in connection with leases permitted pursuant to Section 7.11;

        (e) Indebtedness owing to Mark Twain Bank in a principal amount not to exceed $3,800,000 at any time outstanding for the purpose of financing construction of a Theater on the Lawrence Property;

        (f) Indebtedness owing by any Subsidiary to the Company or any other Subsidiary ("Intercompany Indebtedness"); provided however that the aggregate amount of all Intercompany

Indebtedness owing by all Subsidiaries to the Company or to other Subsidiaries shall not exceed $5,000,000 at any time outstanding;

        (g) Indebtedness in an aggregate amount outstanding at any time not to exceed $5,000,000 provided that

             (i) such Indebtedness has a stated maturity date occurring not earlier than twelve (12) months after the Maturity Date;

             (ii) there are no scheduled principal repayments to be made in respect of such Indebtedness prior to the Maturity Date and no voluntary principal repayments are made in respect of such Indebtedness except in accordance with Section 7.12;

             (iii) the terms governing such Indebtedness are not more restrictive on the borrower thereunder than the Loan Documents and are otherwise acceptable to the Required Banks; and

             (iv) the Hollywood Entities are in compliance with all of the financial conditions set forth in Section 7.1 on a pro forma basis after giving effect to the subject Indebtedness;

        (h) Indebtedness of the Parent owing to The Provident Bank in an aggregate principal amount not to exceed $136,850 at any time outstanding; and

        (i) Indebtedness incurred pursuant to the Senior Subordinated Notes and the Senior Subordinated Indenture.

        7.7 Transactions with Affiliates. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Parent unless such transaction is otherwise permitted under this Agreement or such transaction is upon fair and reasonable terms no less favorable to the Parent, the Company or such Subsidiary, as applicable, than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Parent, the Company or such Subsidiary or on terms fair from a financial point of view to such Hollywood Entity in the event no comparable with an unaffiliated Person is available; provided that the foregoing restrictions shall not prohibit (a) transactions permitted by Section 7.12, (b) the payment in accordance with sound business practice to officers and directors of any Hollywood Entity of compensation, including salaries, bonuses, awards, participation in any retirement, health, welfare or other executive or employee plan, policy, practice or program, for the performance of their services, (c) any indemnification or similar payment or advancement of expenses by any Hollywood Entity to any director, officer or employee of any Hollywood Entity in accordance with its Organization Documents or under applicable law and (d) payment of reasonable director's fees to directors of any Hollywood Entity who is not an employee of such Hollywood Entity. For purposes of this Section 7.7, no Hollywood Entity shall be deemed an Affiliate of any other Hollywood Entity.

        7.8 Use of Proceeds. (a) The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        (b) The Parent and the Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Parent, the Company or any Affiliate thereof. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

        7.9 Contingent Obligations. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

        (a) endorsements for collection or deposit in the ordinary course of business;

        (b)  Permitted Swap Obligations;

        (c) Contingent Obligations of the Hollywood Entities (i) in respect of Indebtedness or (ii) incurred in connection with the acquisition of the Crown Assets, the UA Assets or the GC Assets (notwithstanding that such obligations may be excluded from the definition of "Contingent Obligations" pursuant to the last sentence of such definition) and, in each case, existing as of the Effective Date and listed in Schedule 7.8;

        (d) Contingent Obligations with respect to Surety Instruments (other than pursuant to Letters of Credit issued under Section 2.17 hereof) incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate in respect of the Parent, the Company and any Subsidiary; and

        (e) (i) Contingent Obligations of the Parent evidenced by any Loan Document, (ii) Contingent Obligations evidenced by any guaranty agreement of any Subsidiary, guaranteeing the

Obligations and (iii) Contingent Obligations of any Hollywood Entity in respect of obligations of any Hollywood Entity not prohibited by this Agreement.

        7.10 Joint Ventures. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture.

        7.11 Lease Obligations. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

        (a) leases of the Parent, the Company and of Subsidiaries in existence on the Effective Date and any renewal, extension or refinancing thereof;

        (b) Capital Leases other than those permitted under subsections (a) and (c) of this Section, entered into by the Parent, the Company or any Subsidiary after the Effective Date to finance the acquisition of equipment; provided that the aggregate amounts to be paid under all such capital leases shall not exceed $5,000,000 at any time outstanding;

        (c) leases in connection with permitted Acquisitions otherwise in compliance with Section 7.5 and any renewal or extension thereof; and

        (d) leases in connection with Sale and Leaseback Transactions by any Hollywood Entity, provided that any such Sale and Leaseback Transaction is otherwise permitted hereunder and complies with the provisions of Section 7.3.

        7.12 Restricted Payments. (a) The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (collectively "Restricted Payments") other than the following (collectively, "Permitted Restricted Payments"):

             (i) any Subsidiary may declare and pay dividends to and make other distributions to the Company;

             (ii) the Parent may declare and distribute dividends on their respective Capital Stock in kind by the issuance of additional shares of Capital Stock;

             (iii) the Parent may purchase or redeem shares of its Capital Stock held by present or former officers or employees of any Hollywood Entity upon such person's death, disability, retirement or termination of employment; and

             (iv)     provided

             (A) no Default or Event of Default shall have occurred and be continuing prior to or after giving effect to any Permitted Restricted Payment; and

             (B) prior to and after giving effect to any Permitted Restricted Payment permitted under this subsection (iv), the Consolidated Total Leverage Ratio is less than 4.0 to 1, and the Company shall have delivered a compliance certificate in the form attached hereto as Exhibit M demonstrating the same;

     the Parent, the Company and any Subsidiary may make other Restricted Payments from time to time in an aggregate amount not exceeding 25% of Excess Cash Flow for any fiscal year beginning after December 31, 1998.

        (b) In the event that at any time Permitted Restricted Payments are not made in the maximum permitted amount under subsection (a) above, the difference, at any time, between (i) the aggregate maximum amount of Permitted Restricted Payments which the Parent, the Company and any Subsidiary were entitled to make under subsection (a) and (ii) an amount equal to the aggregate amount of Permitted Restricted Payments so made (such difference, "Undistributed Restricted Payments") may be applied from time to time, in whole or in part (but without duplication) toward Capital Expenditures incurred by the Parent, the Company or any Subsidiary in excess of the Capital Expenditures Cap for any fiscal year.

        7.13 ERISA. The Parent and the Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to have a Material Adverse Effect; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        7.14 Change in Business. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Parent, the Company and its Subsidiaries on the date hereof.

        7.15 Accounting Changes. The Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Parent, the Company or of any Subsidiary.

        7.16 Capital Expenditures Cap. Except as otherwise permitted under subsection 7.12(b), aggregate amount of Capital Expenditures incurred by the Parent, the Company or any Subsidiary in any fiscal year shall not exceed the amount set forth below for the applicable fiscal year (the "Capital Expenditures Cap"):

     Fiscal Year Ending                     Capital Expenditures Cap
     ------------------                     ------------------------
     December 31, 1997                            $3,000,000

     December 31, 1998                            $3,250,000

     December 31, 1999                            $3,500,000

     December 31, 2000                            $3,750,000

     December 31, 2001                            $4,000,000

     December 31, 2002                            $4,250,000



; provided, however, if any amounts so permitted to be expended for Capital Expenditures during any fiscal year are not expended during such fiscal year (the "CapEx Shortfall"), the Hollywood Entities may make additional Capital Expenditures in excess of the foregoing limitation in the next succeeding fiscal year in an aggregate amount not to exceed the lesser of (a) the CapEx Shortfall and (b) $500,000; and, provided further, that no CapEx Shortfall for any fiscal year may be carried over beyond the next succeeding fiscal year.

        7.17 Limitation on Negative Pledge Clauses. The Parent and the Company will not, and will not permit any Subsidiary to, enter into any contractual obligation (a "Lien Restriction") in connection with the incurrence of Indebtedness which, with respect to any material asset of such Person, would prohibit the Parent, the Company or any Subsidiary from granting a Lien on such asset as collateral security for the obligations of the Parent and the Company hereunder or, as applicable, a guaranty of such obligations by the Parent, the Company or any Subsidiary (collectively, "Credit Obligations"), except Lien Restrictions with respect to any asset encumbered by a Lien permitted by
Section 7.2). It is understood that an "equal and ratable" clause shall not be deemed to constitute a Lien Restriction so long as such clause would permit the obligations entitled to the benefit of such clause and the applicable Credit Obligations to be secured by Liens on the relevant assets on a pari passu basis.

        7.18 Limitation on Construction of New Screens. At no time shall the sum of (a) the aggregate number of movie theater screens under construction by all Hollywood Entities on any date and (b) the aggregate number of movie theater screens in operation by all Hollywood Entities for less than six calendar months as of such date (other than movie theater screens acquired or leased by any Hollywood Entity from time to time which has been in operation by any Person for at least six months prior to such date), be greater than (i) for the period beginning on the Effective Date and ending on June 30, 1998, 30% of the aggregate number of all movie screens operated or under construction by all Hollywood Entities (including all screens to be contained in the applicable New

Theater) on such date and (ii) at any time thereafter, 20% of the aggregate number of all movie screens operated or under construction by all Hollywood Entities (including all screens to be contained in the applicable New Theater) on such date.

        7.19 Subsidiaries. The Parent shall not, directly or indirectly (a) own or acquire any Subsidiary which is not a Wholly-Owned Subsidiary or (b) sell, transfer or otherwise dispose of less than all its Capital Stock in any Subsidiary or (c) permit any Wholly-Owned Subsidiary to issue any Capital Stock to any Person other than to the Parent or another Wholly-Owned Subsidiary, except that, with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld) the Parent may, directly or indirectly, (i) own and acquire a Subsidiary which is not a Wholly-Owned Subsidiary and (ii) sell, transfer or otherwise dispose of less than all of its Capital Stock in any Subsidiary and (iii) permit any Wholly-Owned Subsidiary to issue Capital Stock to any other Person, provided, that in each such case, after giving effect to any such acquisition, disposition or issuance, the Parent shall own, directly or indirectly, beneficially and of record, not less than 80% of all Capital Stock in such Subsidiary.

        7.20 Senior Subordinated Indenture; Senior Subordinated Notes. Except as otherwise provided for in the Senior Subordinated Notes and the Senior Subordinated Indenture, the Company shall not amend or modify, nor permit the amendment or modification of, the Senior Subordinated Notes or the Senior Subordinated Indenture in any manner which would be materially adverse to the interests of the Administrative Agent and the Banks without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

        8.1 Event of Default. Any of the following shall constitute an "Event of Default":

        (a) Non-Payment. The Company fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan or any L/C Obligation, or (ii) when and as required to be paid under any Specified Swap Contract (including within any applicable grace period), any payment or transfer under such Specified Swap Contract, or (iii) within 3 days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

        (b) Representation or Warranty. Any representation or warranty by the Parent or the Company or any Subsidiary made or deemed made herein, in any other Loan Document (other than a Specified Swap Contract) or which is contained in any certificate or in any other Information furnished by the Parent, the Company, any Subsidiary or any Responsible Officer thereof at any time under this Agreement, or in or under any other Loan Document (other than a Specified Swap Contract) is incorrect in any material respect on or as of the date made or deemed made except to





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the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided however, that notwithstanding the fact that certain representations and warranties contained in Section 5.12 are limited to the knowledge of the Parent or the Company regarding the statements made therein, for purposes of this subsection 8.1(b), such knowledge limitation shall be disregarded and such representations and warranties contained in
Section 5.12 shall be applied under this subsection (b) as if such knowledge limitation did not exist; or

        (c) Specific Defaults. The Parent or the Company fails to perform or observe any term, covenant or agreement contained in Article VII; or

        (d) Other Defaults. Except as otherwise provided in the Mortgages, the Parent or the Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document other than a Specified Swap Contract, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

        (e) Cross-Default. (i) The Parent, the Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or
(B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and, with respect to clauses (A) and (B) if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded and the outstanding principal amount of such Indebtedness is greater than $2,000,000, or (ii) there occurs under any Swap Contract an early termination thereof resulting from (1) any event of default under such Swap Contract as to which the Parent, the Company or any Subsidiary is the defaulting party or (2) any termination event as to which the Parent, the Company or any Subsidiary is an affected party, and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $2,000,000, or (iii) there occurs any default or event of default under the UA Guaranty by any Hollywood Entity which continues beyond any applicable notice and/or cure period.

        (f) Insolvency; Voluntary Proceedings. The Parent, the Company or any Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business and operations; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the
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        (g)  Involuntary Proceedings.  (i) Any involuntary Insolvency
Proceeding is commenced or filed against the Parent, the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Parent's or the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Parent, the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Parent, the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

        (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Parent or the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC; or (ii) an Unfunded Pension Liability exists; or (iii) the Parent or the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
Section 4201 of ERISA under a Multiemployer Plan; in each case in clauses (i) through (iii) above, such event or condition, together with all other such events and conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

        (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Parent or the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $2,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 consecutive days after the entry thereof; or

        (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Parent or the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

        (k) Change of Control. (i) Either of Beacon or Stephenson fails to own its respective Minimum Required Ownership in the Parent of the Capital Stock of the Parent, provided, however, the foregoing shall not prohibit the pledge or other hypothecation of any Capital Stock of the Parent by Stephenson or Beacon, and no Event of Default pursuant to this subsection (k) shall be deemed to occur as a result of such pledge or other hypothecation until such time as such Capital Stock has been foreclosed upon or the beneficiary of such pledge or other hypothecation undertakes to exercise





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the voting rights attributable to such Capital Stock; or (ii) the Parent shall cease to own and control, beneficially and of record, 100% of each class of outstanding Capital Stock of the Company free and clear of all Liens (except Permitted Liens); or (iii) Stephenson fails to be the chief executive officer of the Company; or

        (l) Guarantor Defaults. The Parent fails in any material respect to perform or observe any term, covenant or agreement in the guaranty contained in
Article X hereof; or such guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or the Parent or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or

        (m)  Collateral.

             (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Parent, the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

             (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

        8.2 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Banks,

        (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such commitments shall be terminated;

        (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company ("Acceleration"); and

        (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;





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provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Bank or any Bank.

        8.3 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article VIII, each Swap Provider shall have the right, with prior notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or the other Banks, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between Specified Swap Contracts, and (c) to prosecute any legal action against the Company to enforce net amounts owing to such Swap Provider.

        8.4 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

        9.1 Appointment and Authorization; "Administrative Agent". (a) Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative
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
        (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this
Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article IX, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

        9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Bank for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        9.3 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        9.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Banks as it deems appropriate and, if it so requests, it shall first be indemnified





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to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

        (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

        9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

        9.6 Credit Decision. Each Bank acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be
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Administrative Agent shall not have any duty or responsibility to provide any
Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Administrative Agent-Related Persons.

        9.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

        9.8 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent or the Issuing Bank, and the terms "Bank" and "Banks" include BofA in its individual capacity. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Required Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

        9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting
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with the approval of the Company (which approval will not be unreasonably withheld), a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

        9.10 Withholding Tax. (a) Each Bank that is not a United States person, within the meaning of Section 7701(a)(30) of the Code (a "United States Person"), shall:

             (i) prior to the Effective Date deliver to the Administrative Agent and to the Company (A) a duly completed copy of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, and

             (ii) thereafter deliver to the Administrative Agent and to the Company a future copy of any such form on or before the date that any such prior form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Administrative Agent and the Company, unless, as a result of a change in law (including a change in treaty or regulation) occurring after the date of this Agreement (or, with respect to an Eligible Assignee, after such Eligible Assignee becomes a Bank under this Agreement), such Bank is legally precluded from duly completing and delivering any such form with respect to it and such Bank so advises the Administrative Agent and the Company.

Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. In addition, each such Bank shall, at any time, deliver to the Administrative Agent and the Company such additional forms or other documents as the Administrative Agent or the Company shall reasonably request, in order to confirm the exemptions described in the immediately preceding sentence. Each Person, other than a United States Person, that intends to become a Bank or a Participant pursuant to Section 11.8 shall on or prior to the effectiveness of the related transfer be required to provide, and shall provide, the forms and certificates required above as though the "Effective Date" were the effective date of such transfer and, thereafter, shall comply with all the other requirements of this Section 9.10; provided in the case of a
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Participant shall furnish all such required forms and certificates to the Bank from which the related participation shall have been purchased.

        (b) If any Bank claiming exemption from United States withholding tax by filing IRS Form 1001 or 4224 with the Administrative Agent and the Company sells, assigns, grants a participation in, or otherwise transfers to a Participant all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (c) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent or the Company may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent and the Company, then the Administrative Agent or the Company may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

        (d) Each Bank that is a United States Person shall, upon request, provide the Company and the Administrative Agent such forms or other documents as are necessary to establish that such Bank is a United States Person and is entitled to an exemption from United States backup withholding tax.

        (e) If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent or the Company of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent and the Company fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Company as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or the Company under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

        9.11 Collateral Matters. (a) The Administrative Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.





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        (b)  The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Banks or all the Banks, as the case may be, as provided in subsection 11.1(f). Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's rights under this Section 9.11.

        (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank other than the real property described in the Mortgages.


                                   ARTICLE X

                                    GUARANTY

        10.1 Guaranty. In order to induce the Administrative Agent and the Banks to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, the Parent hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Banks, the prompt and complete payment and performance by the Company when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and the Parent further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Banks in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guaranty contained in this Article X. The guaranty contained in this Article X, subject to Section 10.5, shall remain in full force and effect until the Loans are paid in full, the Commitments are terminated and the other Obligations which have become due and payable are paid in full, notwithstanding that from time to time prior thereto the Company may be free from any Obligations.

        The Parent agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Bank on account of its liability under this Article X, it will notify the Administrative Agent and such Bank in writing that such payment is made under the guaranty contained in this Article X for such purpose. No payment or payments made by the Company or any other Person or received or collected by the Administrative Agent or any Bank from the Company or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent under this Article X which, notwithstanding any such payment or payments, shall remain liable for the Obligations until, subject to Section 10.5, the Loans are paid in full, the Commitments are terminated and the other Obligations which have become due and payable are paid in full.

        10.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Article X, the Parent hereby irrevocably waives all rights which may have arisen in connection with the guaranty contained in this Article X to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Bank against the Company or against the Administrative Agent or any Bank for the payment of the Obligations. The Parent hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company or any other Person which may have arisen in connection with the guaranty contained in this Article X. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Company to the Parent on account of any of the rights waived in this Section 10.2, such amount shall be held by the Parent in trust, segregated from other funds of the Parent, and shall, forthwith upon receipt by the Parent, be turned over to the Administrative Agent in the exact form received by the Parent (duly indorsed by the Parent to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

        10.3 Amendments, etc. with respect to the Obligations. To the maximum extent permitted by applicable law:

        (a) the Parent shall remain obligated under this Article X notwithstanding that, without any reservation of rights against the Parent, and without notice to or further assent by the Parent, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Bank may be rescinded by the Administrative Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Bank, any such requirement being hereby waived by the Parent; and

        (b) this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by the Administrative Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guaranty contained in this Article X or any property subject thereto, any such requirement being hereby waived by the Parent.

        10.4 Guaranty Absolute and Unconditional. The Parent waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon the guaranty contained in this Article X or acceptance of the guaranty contained in this Article X; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Article X; and all dealings between the Company or the Parent, on the one hand, and the Administrative Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Article X. The Parent waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Parent with respect to the Obligations. To the maximum extent permitted by applicable law, the guaranty contained in this
Article X shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Bank, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Administrative Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Parent) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of the Parent under the guaranty contained in this Article X, in bankruptcy or in any other instance. When the Administrative Agent or any Bank is pursuing its rights and remedies under this Article X against the Parent, the Administrative Agent or any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Bank to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Company or any such other Person or of any such collateral security, guaranty or right of offset, shall not relieve the Parent of any liability under this Article X, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Banks against the Parent all rights of the Parent to require otherwise being hereby waived by the Parent.

        10.5 Reinstatement. The guaranty contained in this Article X shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

        10.6 Payments. The Parent hereby agrees that any payments in respect of the Obligations pursuant to this Article X will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 11.2.


                                   ARTICLE XI

                                 MISCELLANEOUS

        11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Administrative Agent at the written request of the Required Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Administrative Agent, do any of the following:

        (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);

        (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

        (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

        (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

        (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

        (f) discharge the guaranty contained in Article X hereof, or release all or substantially all of the Collateral except as otherwise may be provided in the Collateral Document or except where the consent of the Required Banks only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter and documents evidencing Specified Swap Contracts may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        11.2 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.2), and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

        (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Administrative Agent shall not be effective until actually received by the Administrative Agent and notices pursuant to Section 2.17 to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for "Issuing Bank" on Schedule 11.2 hereof.

        (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

        11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        11.4  Costs and Expenses.  The Company shall:

        (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent and Issuing Bank) within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses incurred by BofA (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Administrative Agent and Issuing Bank) with respect thereto; and

        (b) pay or reimburse the Administrative Agent and each Bank within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

        (c) pay or reimburse BofA (including in its capacity as Administrative Agent) within five Business Days after demand (subject to subsection 4.1(e)) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Administrative Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

        11.5 Company Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Administrative Agent-Related Persons, and each Bank and each of its respective officers, employees, directors, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any





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
and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        (b) (i) The Company shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a Mortgage in favor of the Administrative Agent or any Bank ("Indemnified Environmental Liabilities"). No action taken by legal counsel chosen by the Administrative Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Administrative Agent and each Bank. Notwithstanding the foregoing, the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Environmental Liabilities to the extent resulting from the gross negligence or willful misconduct of the Indemnified Person.

        (ii) In no event shall any site visit, observation, or testing by the Administrative Agent or any Bank (or any contractee of the Administrative Agent or any Bank) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Bank. Neither the Administrative Agent nor any Bank owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property.

        (c) Survival; Defense. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such

Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within 30 days after demand.

        11.6 Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Banks shall be under any obligation to Marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

        11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

        11.8 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Administrative Agent, and subject to clause (iv) below, the Company, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Administrative Agent or the Company shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or that is already a Bank) (each an "Assignee") all, or any part of all, of the Revolving Loans and the Revolving Loan Commitments; and the other rights and obligations of such Bank hereunder in respect thereof, in (A) a minimum amount of $5,000,000 with respect to any Assignee which is not a current Bank immediately prior to such assignment and
(B) any amount with respect to an Assignee which is a Bank immediately prior to such assignment; provided, however, that

             (i) no Bank may make any such assignment if, after giving effect thereto, the sum of such Bank's remaining amount of the outstanding Revolving Loans and available Revolving Loan Commitment shall be less than $5,000,000;

             (ii) the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment, and (C) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of
(I) $3,000 with respect to an assignment to an Assignee which is not a current Bank immediately prior to such assignment or (II) $1,500 with respect to an assignment to an Assignee which is a Bank immediately prior to such assignment;

             (iii) if the assignor Bank or any of its Affiliates is a Swap Provider with respect to any Specified Swap Contract, such Bank shall not assign all of its interest in the Loans and the Commitments to an Assignee unless such Assignee, or an Affiliate of such Assignee, shall also assume all obligations of such assignor Bank or Affiliate with respect to such Specified Swap Contracts; and

             (iv) notwithstanding the foregoing, no consent of the Company shall be required in connection with any assignment by a Bank of any part of its interests in the Loans or the Commitments until the earlier of (A) the first anniversary of the Effective Date and (B) the date on which the Administrative Agent notifies the Company that the primary syndication of the Loans has been completed.

        (b) From and after the date that the Administrative Agent notifies the assignor Bank that it and, if required, the Company, have received (and provided their respective consents with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

        (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Company shall execute and deliver to the Administrative Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

        (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged,
(ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Administrative Agent and the Issuing Bank shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

        (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        11.9 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by or on behalf of the Parent, the Company or any Subsidiary, or by the Administrative Agent on the Parent's, the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (b) was or becomes available on a non-confidential basis from a source other than the Parent, the Company or any Subsidiary, provided that such source is not bound by a confidentiality agreement known to the Bank; provided, however, that any Bank may disclose such information (i) pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (x) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Bank's independent auditors and other professional advisors; (vii) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder;
(viii) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party with such Bank or such Affiliate; and (ix) to its Affiliates.

        11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, to the extent permitted by applicable law, each Bank is authorized at any time and from time to time, with prior notice to the Company, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        11.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

        11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        11.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        11.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Hollywood Entities, the Banks, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        11.15 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT CONSIDERATION OF ITS CONFLICT OF LAWS PRINCIPLES, AND APPLICABLE FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS

OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

        (c) NOTHING CONTAINED IN THIS SECTION SHALL OVERRIDE ANY CONTRARY PROVISION CONTAINED IN ANY SPECIFIED SWAP CONTRACT.

        11.16 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY Administrative Agent-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FUROR AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        11.17 Release of Collateral. If any of the Collateral shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement, then the Administrative Agent, at the request (with reasonable prior notice) and sole expense of the Company, shall execute and deliver to the Company all releases or other documents reasonably necessary or desirable for the release of the Liens granted to Administrative Agent in respect of such Collateral.

        11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent relating to the subject matter hereof and thereof, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                            HOLLYWOOD THEATER HOLDINGS, INC.


                            By:  /s/ James R. Featherstone
                               -----------------------------------------------
                                 James R. Featherstone, Vice President


                            HOLLYWOOD THEATERS, INC.


                            By:  /s/ James R. Featherstone
                               -----------------------------------------------
                                 James R. Featherstone, Vice President


                            BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                            ASSOCIATION, as Administrative Agent


                            By:  /s/ Carl F. Salas
                               -----------------------------------------------
                                 Carl F. Salas, Vice President


                            BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                            ASSOCIATION, as Issuing Bank


                            By:  /s/ Carl F. Salas
                               -----------------------------------------------
                                 Carl F. Salas, Vice President

                            BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                            ASSOCIATION, as a Bank


                            By:  /s/ Carl F. Salas
                               -----------------------------------------------
                                 Carl F. Salas, Vice President

                                  SCHEDULE 2.1

                                  COMMITMENTS
                              AND PRO RATA SHARES



                             Revolving                    Pro Rata
                               Loan                       Share of
     Bank                   Commitment                  Revolving Loan
     ----                   ----------                  --------------
Bank of America             $50,000,000                     100%
National Trust and
Savings Association

TOTAL                       $50,000,000                     100%

                                 SCHEDULE 2.17

                       THE EXISTING BofA LETTER OF CREDIT

                                SCHEDULE 5.1(c)

                              Corporate Existence

As of the Effective Date, the Company is not qualified to do business as a foreign corporation in the State of Missouri. The Company hereby represents to the Administrative Agent and the Banks that it is diligently pursuing such qualification. The Company hereby covenants that it shall obtain the appropriate qualification to do business as a foreign corporation in the State of Missouri no later than 60 days after the Effective Date and shall deliver to Administrative Agent within such 60 day period a current good standing certificate from the Secretary of State of Missouri (or similar applicable Governmental Authority) evidencing such qualification.

                                SCHEDULE 5.9(a)

                    FEE PROPERTIES OF THE HOLLYWOOD ENTITIES


Fee Theater Properties (includes land on which Theaters are to be constructed)

Tall City 10
4915 West Loop 250 N.
Midland, Texas

Hollywood Rose 10
1250 Loop 323 South S.W.
Tyler, Texas
South of West Shaw Street and East of WSW Loop 323 in the Tyler Industrial Park in Tyler, Smith County, Texas.

Texas I & II
114 East Broadway
Sweetwater, Nolan County, Texas

North Park 6
1930 42nd Street
Odessa, Ector County, Texas

Ben Bolt Theater
828 Washington
Chillicothe, Missouri

Uptown Theater
110 Pine Street
Rolla, Missouri

Varsity Theater
1015 Massachusetts
Lawrence, Kansas

Westridge 8 Theater
1727 SW Wanamaker Road
Topeka, Kansas

Campus Theater
1102 East Broadway
Columbia, Missouri

State Theater
418 North Main
Garden City, Kansas

Sequoyah Theater
1118 Fleming
Garden City, Kansas

Forum Theater
1101 East 18th Street
Rolla, Missouri

Northside 10
901 North 38th Street
Killeen, Texas

Parcel located at
Stadium Blvd. & Hwy 63
Columbia, Missouri (under construction)

Parcel located at
Rambling Oaks Drive & Northwest Blvd.
Norman, Oklahoma

Southwind 12
3433 Iowa Street
Lawrence, Kansas

     SCHEDULE 5.9(b)

     LEASED PROPERTIES OF THE HOLLYWOOD ENTITIES


A.   Leasehold Theater Properties

The real estate located at:

Overland Park Triplex
7051 Overland Park Road
Boise, ID  83705

Agreement and Lease dated December 8, 1976, by and between Gary L. Drown, Duane Stucckle and The Oppenheimer Companies, Inc. (collectively, "Original Landlord") and Cooper-Hyland, Inc. ("Original Tenant"), as amended by Lease Amendment dated February 22, 1977, by Original Landlord and Original Tenant, as amended by letter dated July 28, 1977, from Original Landlord to Original Tenant, as amended by Modification to Agreement and Lease dated November 22, 1978, between Original Landlord and Commonwealth Theatres, Inc. (successor-in-interest to Original Tenant).

Landlord: Gary L. Drown and N. Jeanne Drown, Duane Stueckle and Lorraine Stueckle and The Oppenheimer Companies, Inc. (successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to United Artists Theatre Circuit, Inc., successor-in-interest to United Artists Realty Company, successor-in-interest to Commonwealth Theatres Realty, Inc., successor-in-interest to Commonwealth Highland Theatres, Inc., successor-in-interest to Commonwealth Theatres, Inc., successor-in-interest to Original Tenant)

The real estate located at:

Plaza Twin
5220 Overland Road
Boise, ID  83705-2636

Shop Lease dated as of January 1, 1994, by and between Hillcrest Plaza Partnership ("Original Landlord") and United Artists Theatre Circuit, Inc. ("Original Tenant"), as amended by letter dated September 16, 1996, from Original Tenant to Carr-Gottstein Properties (successor-in-interest to Original Landlord)

Landlord:  Carr-Gottstein Properties (successor-in-interest to Original
Landlord)

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Cinema 4
Country Club Shopping Center
1546 Northgate Mile
Idaho Falls, ID  83401

Lease dated June 22, 1970, between Daum Industries, Inc. ("Original Landlord") and Carrols Equities Corp. ("Original Tenant"), as amended by Modification of Lease dated September 27, 1971, by Makad, Inc. (successor-in-interest to Original Landlord) and Original Tenant, as amended by Amendment to Lease dated January 7, 1977, by Consolidated Capital Realty Investors ("CCRI", successor-in-interest to Daum Industries, Inc. and Double "D" Land, Inc., successors-in-interest to Makad, Inc.) and United Artists Theatre Circuit, Inc. ("UATC", successor-in-interest to Carrols Idaho Falls Cinema, Inc., successor-in-interest to Original Tenant), as amended by letter dated November 29, 1994, from UATC to Country Club Mall Associates Limited Partnership ("CCMALP", successor-in-interest to Intermountain Associates, successor-in-interest to CCRI), as amended by letter dated February 7, 1995, from CCMALP

Landlord: CCMALP (successor-in-interest to Intermountain Associates, successor-in-interest to CCRI, successor-in-interest to Daum Industries, Inc. and Double "D" Land, Inc., successors-in-interest to Makad, Inc., successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to UATC, successor-in-interest to Carrols Idaho Falls Cinema, Inc., successor-in-interest to Original Tenant)

The real estate located at:

The North One Hundred Feet (N 100') of Lot One (1) of Palace Addition No. 2 Garden City, Finney County, Kansas

Lease dated June 9, 1994 between David T. Robinson and Bernice Robinson (collectively, the "Landlord") and Crown Cinema Corporation ("Tenant")

Landlord:  David T. Robinson and Bernice Robinson

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Crown Cinema Corporation)

The real estate located at:

Village 3 Theatres
4805 10th Street
Great Bend, KS  67530

Lease dated April 15, 1976, between Mall Development, Inc. ("Original Landlord") and Commonwealth Theatres of Kansas, Inc. ("Original Tenant"), as amended by letter dated May 19, 1976, from Original Tenant to Original Landlord, as amended by letter dated June 24, 1985, from Commonwealth Theatres Realty, Inc. ("CTRI", successor-in-interest to Original Tenant) to Village Mall (successor-in-interest to Original Landlord), as amended by letter dated July 31, 1985, from CTRI to Village Mall, as amended by Lease Modification Agreement dated September 19, 1985, between Village Mall and CTRI, as amended by letter dated November 6, 1990, from Crown Cinema Corporation ("CCC", successor-in-interest to United Artists Theatre Circuit, Inc., successor-in-interest to CTRI) to CPI86-2 General Partnership, successor-in-interest to Cohen Properties, Inc., successor-in-interest to Village Mall

Landlord: CPI86-2 General Partnership (successor-in-interest to Cohen Properties, Inc., successor-in-interest to Village Mall, successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to CCC, successor-in-interest to United Artists Theatre Circuit, Inc., successor-in-interest to CTRI, successor-in-interest to Original Tenant)

The real estate located at:

Cinema Twin Theatre
3110 Iowa Street
Lawrence, KS  66045

Lease dated August 25, 1976, between Malan Construction Company ("Original Landlord") and The Commonwealth Lawrence Theatre Corporation ("Original Tenant"), as amended by letter dated October 6, 1977, between Original Landlord and Commonwealth Theatres, Inc. ("CTI", successor by merger to the Original Tenant), as amended by letter dated December 31, 1986, between the Original Landlord and CTI advising CTI that the property had been sold to Kangross Partners and Company, Limited, a Quebec Limited Partnership ("Kangross"), as amended by an Agreement of Assignment and Assumption of Lease dated December 21, 1988 between CTI and United Artists Realty Company ("UARC"), as amended by an Assignment of Lease dated November 5, 1990 between UARC and Crown Cinema Corporation

Landlord:  Kangross (successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Crown Cinema Corporation, successor-in-interest to UARC, successor-in-interest to CTI, successor-in-interest to Original Tenant)

The real estate located at:

Hillcrest 5 Theatres
925 Iowa Street
Lawrence, KS  66049

Lease dated August 17, 1967, between Richard M. Raney and Mildred H. Raney, his wife (collectively, "Original Landlord") and The Commonwealth Lawrence Theatre Corporation ("Original Tenant"), as amended by Modification of Lease dated November 14, 1967, between Original Landlord and Original Tenant, as amended by Modification of Lease dated September 24, 1968, between Original Landlord and Original Tenant, as amended by letter dated November 19, 1968, from Original Landlord to Original Tenant, as amended by letter dated September 23, 1982, from Commonwealth Theatres, Inc. ("CTI", successor-in-interest to Original Tenant) to Original Landlord, as amended by Lease Modification and Extension Agreement dated January 31, 1983, from CTI to Raney Enterprises (successor-in-interest to Original Landlord), as amended by Lease Modification Agreement dated January 22, 1986, between Raney Enterprises and Commonwealth Theatres Realty, Inc. ("CTRI", successor-in-interest to CTI), as amended by Agreement of Modification of Lease dated November 7, 1990, between Mildred H. Raney (successor-in-interest to Raney Enterprises) and United Artists Theatre Circuit, Inc. ("UATC", successor-in-interest to CTRI)

Landlord: Mildred H. Raney (successor-in-interest to Raney Enterprises, successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Crown Cinema Corporation, successor-in-interest to UATC, successor-in-interest to CTRI, successor-in-interest to CTI, successor-in-interest to Original Tenant)

The real estate located at:

Westside 4 Theatres
1016 West 6th Street
Junction City, KS  66441

Lease dated August 23, 1993, between Ron Bramlage ("Original Landlord") and Crown Cinema Corporation ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Mall 4 Theatres
1500 East 11th Street
Hutchinson, KS  67501

Hutchinson Mall Lease dated May 18, 1995, between Simon Property Group, L.P. ("Original Landlord") and Crown Cinema Corporation ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Mall 8 Theatres
1500 East 11th Street
Hutchinson, KS 67501

Hutchinson Mall Lease dated September 19, 1994, between Simon Property Group, L.P. ("Original Landlord") and Crown Cinema Corporation ("Original Tenant").

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Cinema East Theatres
320 North Rock Road
Wichita, KS  67206

Lease dated October 8, 1973, between Lindy Andeel and Frank Carney (collectively, "Original Landlord") and American Entertainment, Inc. ("Original Tenant"), as amended by Addendum to Lease dated November 30, 1973, between Original Landlord and Original Tenant, as amended by Lease Agreement dated November 19, 1974, between Original Landlord and Original Tenant, as amended by Amendment to Lease dated December 19, 1975, between Original Landlord and Original Tenant, as amended by Lease Modification Agreement dated December 3, 1986, between Frank L. Carney ("Carney", successor-in-interest to Original Landlord) and Commonwealth Theatres Realty, Inc. ("CTRI", successor-in-interest to Commonwealth Theatres of Kansas, Inc., successor-in-interest to Original Landlord), as amended by Amendment to Lease Modification Agreement dated December 2, 1986, between Carney and CTRI, as amended by Second Amendment to Lease Modification Agreement dated July 31, 1987, between Carney and CTRI, as amended by letter dated June 21, 1988, from CTRI to Carney, as Unended by letter dated July 8, 1988, from Carney to CTRI

Landlord: Jeff C. Lyle and Barbara A. Lyle (successor-in-interest to Carney, successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Crown Cinema Corporation, successor-in-interest to United Artists Realty Company, successor-in-interest to CTRI, successor-in-interest to Commonwealth Theatres of Kansas, Inc., successor-in-interest to Original Landlord)

The real estate located at:

Cinema West 4 Theatres
9035 West Central
Wichita, KS  67212

Lease dated March 26, 1976, between J. Ernest Talley ("Original Landlord") and American Entertainment, Inc. ("Original Tenant").

Landlord:  W.A. Michaelis, Jr. (successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Crown Cinema Corporation, successor-in-interest to United Artists Realty Company, successor-in-interest to Commonwealth Theatres of Kansas, Inc., successor-in-interest to Original Tenant)

The real estate located at:

Towne East 2 Theatres
Towne East Square Mall
7700 East Kellogg
Wichita, KS  67207

Indenture of Lease dated March 8, 1976, between Kellogg Mall Associates ("Original Landlord") and General Cinema Corp. of Kansas ("Original Tenant"), as amended by Lease Amendment dated February 23, 1994, between Simon Property Group, L.P. (successor-in-interest to Original Landlord) and Crown Cinema Corporation ("CCC", successor-in-interest to Original Tenant)

Landlord:  Simon Property Group, L.P. (successor-in-interest to Original
Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to CCC, successor-in-interest to Original Tenant)

The real estate located at:

Towne East 4 Theatres
7700 East Kellogg
Wichita, KS  67207

Indenture of Lease dated May 22, 1981, between Kellogg Mall Associates ("Original Landlord") and General Cinema Corp. of Kansas ("Original Tenant"), as amended by Amendment to Lease dated

May 22, 1981, between Original Landlord and Original Tenant, as amended by Lease Amendment dated February 23, 1994, between Simon Property Group, L.P. (successor-in-interest to Original Landlord) and Crown Cinema Corporation ("CCC", successor-in-interest to Original Tenant)

Landlord:  Simon Property Group, L.P. (successor-in-interest to Original
Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to CCC, successor-in-interest to Original Tenant)

The real estate located at:

Towne West 5 Theatres
Towne West Square Mall
4600 West Kellogg
Wichita, KS  67207

Indenture of Lease dated September 17, 1980, between Towne West Mall Company ("Original Landlord") and General Cinema Corp. of Kansas ("Original Tenant"), as amended by letter dated as of September 17, 1980, between Original Landlord and Original Tenant

Landlord:  Simon Property Group, L.P. (successor-in-interest to Original
Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Crown Cinema Corporation successor-in-interest to Original Tenant)

The real estate located at:

Southgate 4 Theatres
1104 S. Kansas Avenue
Liberal, KS  67901

Lease dated May 24, 1977, between Liberal Management, Inc. ("Original Landlord") and Commonwealth Theatres of Kansas, Inc. ("Original Tenant"), as amended by Lease Modification Agreement dated March 13, 1986, between Original Landlord and Commonwealth Theatres Realty, Inc. ("CTRI", successor-in-interest to Original Tenant)

Landlord:  Daniels-McCray Lumber Co. (successor-in-interest to Original
Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Crown Cinema Corporation, successor-in-interest to CTRI, successor-in-interest to Original Tenant)

The real estate located at:

Gage 4 Theatres
4121 Huntoon Street
Topeka, KS  66604

Lease dated December 14, 1967, between Gage Shopping Center, Inc. ("Original Landlord") and Topeka Theatres, Inc. ("Original Tenant"), as amended by letter dated January 30, 1968, from Original Landlord to Original Tenant, as amended by Amendment to Lease dated April 30, 1968, between Original Landlord and Original Tenant, as amended by Consolidating Amendment to Lease dated April 28, 1970, between Original Landlord and Original Tenant, as amended by letter dated July 28, 1989, from Crown Cinema Corporation ("CCC", successor-in-interest to American-Multi Cinema, Inc., successor-in-interest to Original Tenant) to Original Landlord

Landlord:  Original Landlord

Tenant: Hollywood Theaters, Inc. (successor-in-interest to CCC, successor-in-interest to American-Multi Cinema, Inc., successor-in-interest to Original Tenant)

The real estate located at:

Westridge 6 Theatres
Westridge Mall
1801 SW Wanamaker Road
Box 347, Suite B-19
Topeka, KS  66604

Lease dated September 24, 1987, between Topeka Mall Company, L.P. ("Original Landlord") and Crown Cinema Corporation ("Original Tenant"), as amended by Lease Amendment dated November 6, 1992, between Original Landlord and Original Tenant

Landlord:  Simon Property Group, L.P. (successor-in-interest to Original
Landlord)

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Cinema Theatre
1729 West Broadway
Columbia, MO  65203

Lease dated April 8, 1975, between M.F.A. Security Service Company ("Original Landlord") and Commonwealth Barrett Theatre Corporation ("Original Tenant"), as amended by Modification of Lease dated January 30, 1981, between Original Landlord and Commonwealth Theatres of Missouri, Inc. ("CTMI", successor-in-interest to Original Tenant), as amended by letter dated February 13,

1981, from CTMI to Original Landlord, as amended by Modification of Lease dated April 12, 1982, between Shelter Financial Services, Inc. ("SFSI", successor-in-interest to Original Landlord) and CTMI, as amended by letter dated January 28, 1986, from Commonwealth Theatres Realty, Inc. ("CTRI", successor-in-interest to CTMI) to SFSI, as amended by Lease Extension Agreement dated July 5, 1990, between Shelter Enterprises, Inc. ("SEI", successor-in-interest to SFSI), and United Artists Realty Company ("UARC", successor-in-interest to CTRI)

Landlord: SEI (successor-in-interest to SFSI, successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Crown Cinema Corporation, successor-in-interest to UARC, successor-in-interest to CTRI, successor-in-interest to CTMI, successor-in-interest to Original Tenant)

The real estate located at:

Mall 4 Theatres
#15 Columbia Mall
2300 Bernadette Drive
Columbia, MO  65203

Agreement of Lease dated February 16, 1985, between Columbia Mall Limited Partnership ("Original Landlord") and Commonwealth Theatres Realty, Inc. ("Original Tenant"), as amended by First Lease Amendment dated May 20, 1985, between Original Landlord and Original Tenant, as amended by agreement dated November 2, 1989, between Spring Valley Community Church and United Artists Theatre Circuit, Inc. ("UATC", successor-in-interest to Original Tenant)

Landlord:  Original Landlord

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Crown Cinema Corporation, successor-in-interest to UATC, successor-in-interest to Original Tenant)

The real estate located at:

Plaza 8 Theatres
2219 N. Belt Highway
St. Joseph, MO  64506

Lease dated September 9, 1996, between M&R Investment Properties, L.L.C. ("Original Landlord") and Crown Cinema Corporation ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Capital 4 Theatres
3600 Country Club Drive
Jefferson City, MO  65109

Lease dated February 17, 1977, between General Growth Properties ("Original Landlord") and Crown Cinema Corporation ("Original Tenant"), as amended by First Amendment to Lease dated April 13, 1979, between Original Landlord and Original Tenant, as amended by Second Amendment to Lease dated March 26, 1984, between Original Landlord and Original Tenant, as amended by Third Amendment to Lease dated November 26, 1984, between The Equitable Life Assurance Society of the United States ("Equitable", successor-in-interest to Original Landlord) and Original Tenant, as amended by Lease Extension and Amendment Agreement dated January 17, 1995, between GGP Limited Partnership ("GGP", successor-in-interest to Equitable) and Original Tenant

Landlord: GGP (successor-in-interest to Equitable, successor-in-interest to Original Landlord)

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Hillcrest 4 Theatres
603 N. Belt Highway
St. Joseph, MO  64506

Lease dated April 2, 1968, between Donald Golden ("Original Landlord") and Hillcrest Shopping Center Theatres, Inc. ("Original Tenant"), as amended by Addendum to Lease dated April 2, 1968, between Original Landlord and Original Tenant, as amended by Second Lease Modification Agreement dated July 19, 1968, between Original Landlord and Original Tenant, as amended by Agreement dated April 10, 1969, between Original Landlord and Original Tenant, as amended by letter dated June 2, 1989, from Crown Cinema Corporation ("CCC", successor-in-interest to Original Tenant) to Original Landlord

Landlord:  Original Landlord

Tenant: Hollywood Theaters, Inc. (successor-in-interest to CCC, successor-in-interest to Original Tenant)

The real estate located at:

Capital 8 Theatres
3550 Country Club Drive
Jefferson City, MO  65109

Lease dated January 13, 1995, between GGP Limited Partnership ("Original Landlord") and Crown Cinema Corporation ("Original Tenant"), as amended by First Amendment to Lease dated August 30, 1995, between Original Landlord and Original Tenant

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Ramada 4 Theatres
1614 Jefferson
Jefferson City, MO  65109

Lease dated February 28, 1968, between Donald E. Breckenridge and Diane Breckenridge (collectively, "Original Landlord") and Ramada Theatres of Jefferson City, Missouri, Incorporated ("Original Tenant"), as amended by First Amendment of Lease dated May 20, 1969, between Breckenridge Hotels Corp. ("BHC", successor-in-interest to Original Landlord) and Original Tenant, as amended by Second Amendment of Lease dated November 6, 1985, between Hotel Investors Trust ("HIT", successor-in-interest to The Hotel Investors, successor-in-interest to BHC) and Crown Cinema Corporation ("CCC", successor-in-interest to American Multi-Cinema, Inc., successor-in-interest to Durwood American, Inc., successor-in-interest to Original Tenant)

Landlord: HIT (successor-in-interest to The Hotel Investors, successor-in-interest to BHC, successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to CCC, successor-in-interest to American Multi-Cinema, Inc., successor-in-interest to Durwood American, Inc., successor-in-interest to Original Tenant)


The real estate located at:

Joplin 6 Theatres
1110 East 7th Street
Joplin, MO  64801

Lease dated September 30, 1986, between Missouri Centers Limited ("Original Landlord") and Mid-America Cinema Corporation ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Crown Theatre Corporation (successor-in-interest to Original Tenant)

The real estate located at:

Indian Mound 6 Theatres
771 South 30th Street
Heath, OH 43056

Lease dated April 27, 1987, between Indian Mound Associates Limited Partnership ("Original Landlord") and Mid-America Cinema Corp. ("Original Tenant"), as amended by Addendum to Lease dated April 27, 1987, between Original Landlord and Original Tenant, as amended by Addendum No. 2 to Lease dated October, 1987, between Original Landlord and Original Tenant, as amended by Addendum No. 3 to Lease dated May 3, 1988, between Original Landlord and Original Tenant, as amended by Settlement Agreement and Mutual Release dated July 11, 1989, between Original Landlord and Original Tenant, as amended by Addendum No. 4 to Lease dated July 12, 1989, between Original Landlord and Original Tenant

Landlord:  Original Landlord

Tenant:  Crown Theatre Corporation (successor-in-interest to Original Tenant)

The real estate located at:

Newark 4 Theatres
1065 Mt. Vernon Road
Newark, OH 43055

Lease dated June 25, 1984, between William J. Kraus ("Original Landlord") and Mid-America Cinema Partnership ("Original Tenant"), as amended by letter dated August 3, 1995, from Original Landlord to Crown Theatre Corporation (successor-in-interest to Original Tenant)

Landlord:  Original Landlord

Tenant:  Crown Theatre Corporation (successor-in-interest to Original Tenant)

The real estate located at:

Cinema 6, West Side Plaza
5050 W. Broadway, Suite 10
Pearland, TX  77581

Retail Lease dated July 26, 1993 between West Side Plaza Partners ("Original Landlord") and Pearland Cinema Operating Company, Inc. ("Original Tenant"), as amended by First Addendum to Lease Agreement dated November 6, 1995 between Original Landlord and Original Tenant

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Movies 4
Heartland Mall
300 Early Blvd.
Early, TX  76801

Lease dated February 14, 1980 between Brownwood Associates ("Original Landlord") and Plitt Theatre Investments, Inc. ("Original Tenant"), as amended by Lease Modification Agreement No. 1 dated November 7, 1980 between Original Tenant and Original Landlord, Supplemental Agreement dated November 8, 1980 between Original Tenant and Original Landlord, Letter Agreement dated September 17, 1985 between Original Tenant and Original Landlord, and Lease Modification Agreement dated December 19, 1991 between Original Landlord and Trans-Texas Amusements, Inc. ("TTAI", successor-in-interest to Original Tenant)

Landlord:  Original Landlord

Tenant: Hollywood Theaters, Inc. (successor-in-interest to TTAI, successor-in-interest to Original Tenant)

The real estate located at:

Medallion 5 Theatre
125 Medallion Center
Dallas, TX  75214

Agreement of Lease dated September 30, 1995 between NCNB Texas National Bank, Trustee of the W. W. Caruth, Jr. Foundation ("Original Landlord") and Trans Texas Theatres, Inc., a Texas Corporation ("Original Tenant"), as amended by Addendum to Lease Agreement dated August 7, 1990 between Original Landlord and Original Tenant and Lease Modification Agreement dated November 8, 1991 between Original Tenant and Original Landlord

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Movies 7

Blue Grove Shopping Center
1450 W. Pleasant Run Road
Suite 110
Lancaster, TX  75146

Lease Agreement dated February 19, 1990 between Integon Life Insurance Corporation ("Original Landlord") and Trans Texas Theatres, Inc. ("Original Tenant"), as amended by First Modification and Ratification of Lease dated September 20, 1994 between Original Landlord and Original Tenant

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Cinema 7
North Permian Mall
4325 John Ben Shepperd Pkwy.
Odessa, TX  79762

Lease Agreement dated March 23, 1993 between BDC Properties/Construction, Inc. ("Original Landlord") and Cinemore Odessa, Inc. ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Permian 4
4101 East 42nd Street
Odessa, Texas 79762

Lease dated March 26, 1978 between Permian Mall, Inc., as Agent ("Original Landlord") and United Artists Theatre Circuit, Inc. ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Movies 9

University Shopping Center
US 120 Highway 31
Longview, TX  75603

Lease Agreement dated September 19, 1989 between Cargill Interests, Ltd. ("Original Landlord") and Trans-Texas Amusements, Inc. ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Movies 3
University Shopping Center
2210 Live Oak
Commerce, TX  75428

Lease dated November 11, 1988 between Barnett & Sweet ("Original Landlord") and TransTexas Amusements, Inc. ("Original Tenant"), as amended by undated Lease Extension between Original Landlord and Original Tenant, Lease Extension #2 dated January 1, 1993 between Original Landlord and Original Tenant, and Lease Extension #3 dated June 26, 1995 between Original Landlord and Original Tenant

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)


The real estate located at:

Hollywood Two
3684 College Street
Beaumont, TX  77701

Retail/Industrial Lease Agreement dated February 6, 1995 between Federal Deposit Insurance Corporation, as Manager of the FSLIC Resolution Fund ("Original Landlord") and Beaumont Cinema Ventures, L.P. ("Original Tenant"), as amended by Letter Agreement dated July 26, 1995 between Original Landlord and Beaumont Gateway Partners, Ltd. ("BGP", successor-in-interest to Original Landlord)

Landlord:  BGP (successor-in-interest to Original Landlord)

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Hollywood Star
4455 Dowlen Rd.
Beaumont, TX  77706

Indenture of Lease dated February 23, 1976 between Ben J. Rogers, Trustee ("Original Landlord") and General Cinema Corp. of Texas ("Original Tenant"), as amended by Amendment #1 to Lease dated May 12, 1977 between Original Landlord and Original Tenant, Second Amendment to Lease dated October 31, 1994 between Parkdale Mall Associates ("PMA", successor-in-interest to Original Landlord) and Original Tenant, and Third Amendment to Lease dated December 31, 1994 between PMA and Original Tenant

Landlord:  PMA (successor-in-interest to Original Landlord)

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Lacy-Lakeview Cinema 6
4051 N. I-35
Waco, TX  76705

Sublease dated as of October 31, 1996, between Sunwest N.O.P., Inc. ("Original Landlord") and Cinema Operating Company of Lacy-Lakeview, Inc. ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)


The real estate located at:

Cine Four
3207 Cuthbert Avenue
Midland, TX  79701

Lease Agreement dated July 15, 1977 between Jimmie E. Nix ("Original Landlord") and United Artists Theatre Circuit, Inc. ("Original Tenant"), as amended by Lease Amendment dated July 15, 1977 between Original Landlord and Original Tenant

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Mineral Wells Cinema 3
2801 Highway 180E, #18
Mineral Wells, TX  76057

Shopping Center Lease dated July 15, 1977 between Brazos Shopping Center ("Original Landlord") and Resort Amusement Company ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Movies 6
2747 E. Fifth Street
Tyler, TX  75701

Amended and Restated Lease Agreement dated May 15, 1992 between Sunwest N.O.P., Inc. ("Original Landlord") and Trans-Texas Amusements, Inc. ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Movies 10
301 West Rendon-Crowley
Burleson, TX  76028

Lease Agreement dated December 30, 1992 between J.C. Mitchell ("Original Landlord") and Trans-Texas Amusements, Inc. ("Original Tenant"), as amended by Amendment to Lease Agreement dated July 10, 1995 between Original Landlord and Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Movies 8 (Grapevine)
1301 William D. Tate
Grapevine, TX  76501

Lease Agreement dated June 39, 1995 between J.C. Mitchell ("Original Landlord") and Trans-Texas Amusements, Inc. ("Original Tenant"), as amended by Amendment to Lease Agreement dated July 10, 1995 between Original Landlord and Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Town Center 8
Fort Worth Town Center
4200 South Freeway, Ste. C-53
Ft. Worth, TX  76115

Lease Agreement dated January 24, 1992 between Texas Centers Associates ("Original Landlord") and Trans Texas Theatres, Inc. ("Original Tenant"), as amended by First Amendment of Lease dated August 27, 1993 between Fort Worth Mall, Inc. (successor-in-interest to Original Landlord) and Original Tenant

Landlord:  Fort Worth Mall, Inc. (successor-in-interest to Original Landlord)

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Southwest 7
3598 Knickerbocker
San Angelo, TX  76904

Shopping Center Lease Agreement dated April 20, 1987 between McNeil Real Estate Fund IX, Limited ("Original Landlord") and United Artists Communications, Inc. ("Original Tenant")

Landlord: Midland Red Oak Realty, Inc. (successor-in-interest to MRO Properties, Inc., successor-in-interest to Original Landlord)

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Sunset 4
1066 Sunset Mall
San Angelo, TX  76904

Lease Agreement dated June 5, 1978 between Sunset Mall Company ("Original Landlord") and United Artists Theatre Circuit, Inc. ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Movies 4
Sunset Plaza Shopping Center
4106 Sunset Drive
San Angelo, TX  76904

Lease dated April 15, 1991 between OTR ("Original Landlord") and Cinemore of San Angelo, Inc. ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Village 6 - Plex
3750 West Robinson, Suite 100
Norman, OK  73072

Lease dated June 21, 1983 between Thirty-Sixth and Robinson, Inc. ("Original Landlord") and Commonwealth Frontier Theatres, Inc. ("Original Tenant"), as amended by First Modification of Lease dated June 21, 1983 between Original Landlord and Original Tenant and Second Modification of Lease dated August 27, 1984 between The Village L.T.D. (successor-in-interest to Original Landlord) and Commonwealth Theatres Realty, Inc. (successor-in-interest to Original Tenant)

Landlord:  The Village L.T.D. (successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Commonwealth Theatres Realty, Inc., successor-in-interest to Original Tenant)

The real estate located at:

Cache 8
4908 N.W. Cache Road
Lawton, OK  73505

Triple Net Bond Sublease Agreement Lease dated November 27, 1996 between United Artists Theatre Circuit, Inc. ("Original Landlord") and Hollywood Theaters, Inc. ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Original Tenant

The real estate located at:

Almonte 6 - Plex
2956 South West 59th Street
Oklahoma City, OK  73119

Lease dated May 15, 1980 between Goldco Operating Company ("Original Landlord") and Oklahoma Cinema Theatres, Inc. ("Original Tenant"), as amended by Letter Amendment to Lease dated June 6, 1980 between Original Landlord and Original Tenant, Letter Amendment to Lease dated August 26, 1980 between Original Landlord and Original Tenant, Letter Amendment to Lease dated October 9, 1980 between Original Landlord and Original Tenant, and Letter Agreement dated June 24, 1981 between Original Landlord and Commonwealth Frontier Theatres, Inc. (successor-in-interest to Original Tenant)

Landlord:  Original Landlord

Tenant: Hollywood Theaters, Inc. (successor-in-interest to United Artists Theatre Circuit, Inc., successor-in-interest to Commonwealth Theatres Realty, Inc., successor-in-interest to Commonwealth Theatres, Inc., successor-in-interest to Commonwealth Frontier Theatres, Inc., successor-in-interest to Original Tenant)

The real estate located at:

Heritage Park Triplex
6745 East Reno
Midwest City, OK  73110

Lease dated March 21, 1980 between Heritage Mall Company ("Original Landlord") and Oklahoma Cinema Theatres, Inc. ("Original Tenant")

Landlord: Original Landlord

Tenant: Hollywood Theaters, Inc. (successor-in-interest to Commonwealth Theatres Realty, Inc., successor-in-interest to Commonwealth Frontier Theatres, Inc., successor-in-interest to Commonwealth Theatres, Inc., successor-in-interest to Original Tenant)

The real estate located at:

Heritage Plaza 5
351 North Air Depot, Suite CC
Midwest City, OK  73110

Lease dated December 31, 1984 between Gary D. Magness and Gary B. Homesey (collectively, "Original Landlord") and Commonwealth Theatres Realty, Inc. ("Original Tenant"), as amended by Lease Modification Agreement dated April 1, 1985 between Original Tenant and Original Landlord

Landlord: Heritage Plaza Shopping Center (successor-in-interest to Homesey-Magness Joint Venture, successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to United Artists Theatre Circuit, Inc., successor-in-interest to United Artists Realty Company, successor-in-interest to Original Tenant)

The real estate located at:

Movies 6
Shawnee Mall
4901 N. Kickapoo
Shawnee, OK  74801

Lease dated October 17, 1988 between Shawnee Mall Associates Limited Partnership ("Original Landlord") and Trans-Texas Amusements, Inc. ("Original Tenant"), as amended by Amendment to Lease Agreement dated December 22, 1988 between Original Tenant and Original Landlord

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Annex 7
5345 East 41st Street
Tulsa, OK  74135

Lease dated October 25, 1983 between Annex Mall Ltd. ("Original Landlord") and United Artists Communications, Inc. ("Original Tenant").

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Fontana 6
7810 East 49th Street
Tulsa, OK  74145

Lease dated June 20, 1984 between Boothe Financial Corporation ("Original Landlord") and United Artists Communications, Inc. ("Original Tenant")

Landlord: National Life Insurance Company (successor-in-interest to Original Landlord)

Tenant: Hollywood Theaters, Inc. (successor-in-interest to United Artists Theatre Circuit, Inc., successor-in-interest to Original Tenant)

The real estate located at:

Parklane Twin
4905 South Sheridan
Tulsa, OK  74135

Indenture of Lease dated May 1, 1979 between Park Lane Shopping Center, Inc. ("Original Landlord") and General Theatres, Inc. ("Original Tenant"), as amended by Amendment to Indenture of Lease dated April 22, 1980 between Original Landlord and Snyder-Ashley Enterprises, Inc. (successor-in-interest to Original Tenant)

Landlord:     Original Landlord

Tenant: Hollywood Theaters, Inc. (successor-in-interest to United Artists Theatre Circuit, Inc., successor-in-interest to Snyder-Ashley Enterprises, Inc., successor-in-interest to Original Tenant)

The real estate located at:

Promenade 4
4107 South Yale #LC337
Tulsa, OK  74135

Lease Agreement dated August 22, 1985 between Southland Associates ("Original Landlord") and United Artists Communications, Inc. ("Original Tenant")

Landlord:  Tulsa Promenade (successor-in-interest to Original Landlord)

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

The real estate located at:

Movies 6
Washington Park Mall
2350 SE Washington Blvd.
Bartlesville, OK  74006

Lease dated August 23, 1994 between HO Retail Properties II Limited Partnership ("Original Landlord") and Trans-Texas Amusements, Inc. ("Original Tenant")

Landlord:  Original Landlord

Tenant:  Hollywood Theaters, Inc. (successor-in-interest to Original Tenant)

North Park 4 Theater
One North Park Shopping Center
Midland, Texas

Midland Cinema
Midland Park Mall
4511 N. Midkiff Road
Midland, TX

Cinema Four
2100 Southwest Young Drive
Killeen, Texas

Phelan Six
4155 Laurel Street
Beaumont, Texas

Port Arthur Theater
4600 Highway 73
Port Arthur, Texas

B.   Other Leasehold Properties

(a)  Office Lease for Parent and Company:

2911 Turtle Creek Blvd.
Suite 1150
Dallas, TX  75219

(b)  Warehouse Lease

9530 Skillman Avenue
Unit #D041
Dallas, TX  75244

                                  SCHEDULE 7.1

                                 EXISTING LIENS

                          (Other than Permitted Liens)


Liens in favor of United Artists Theatre Circuit, Inc. and its affiliates securing the obligations of the Company under the Assignment and Assumption Agreement executed in connection with the UA Agreement

Liens in favor of General Cinema Corp. of Oklahoma, Inc. and its affiliates securing the obligations of the Company under assignment and assumption executed in connection with the GC Agreement

                                  SCHEDULE 7.8

                             CONTINGENT OBLIGATIONS

UA Guaranty

Indemnity obligations under the Crown Agreement, the UA Agreement and the GC Agreement